                                                                    EXHIBIT 10.2

================================================================================



                           FOURTH AMENDED AND RESTATED

                                 LOAN AGREEMENT

                            Dated as of April 1, 1999

                                     between

                         THE SPORTS CLUB COMPANY, INC.,
                        and various of its subsidiaries,

                                  as Borrowers,

                                       and

                            COMERICA BANK-CALIFORNIA

                      and such other financial institutions
                      as may become a lending party hereto
                                    as Banks

                                       and

                            COMERICA BANK-CALIFORNIA,

                                    as Agent



================================================================================

                                TABLE OF CONTENTS


                                                                                         PAGE
                                                                                         ----
ARTICLE 1      DEFINITIONS AND ACCOUNTING TERMS............................................2
        1.1    Defined Terms...............................................................2
        1.2    Use of Defined Terms.......................................................14
        1.3    Accounting Terms...........................................................14
        1.4    Exhibits and Schedules.....................................................14

ARTICLE 2      LOANS AND LETTERS OF CREDIT................................................14
        2.1    General Provisions Regarding Loans and Borrowing Procedures................14
        2.2    Intentionally Omitted......................................................15
        2.3    Prime Rate Loans...........................................................15
        2.4    Eurodollar Loans...........................................................16
        2.5    Redesignation of Loans.....................................................16
        2.6    Standby Letters of Credit..................................................17
        2.7    Agent's Right to Assume Funds Available for Advances.......................20

ARTICLE 3      PAYMENTS AND FEES..........................................................20
        3.1    Principal and Interest.....................................................20
        3.2    Commitment Fee.............................................................21
        3.3    Eurodollar Fees and Costs..................................................22
        3.4    Letter of Credit Fees......................................................23
        3.5    Agent Fee..................................................................23
        3.6    Late Payments/Default Rate.................................................23
        3.7    Computation of Interest and Fees...........................................24
        3.8    Non-Banking Days...........................................................24
        3.9    Manner and Treatment of Payments...........................................24
        3.10   Funding Sources............................................................25
        3.11   Failure to Charge Not Subsequent Waiver....................................25
        3.12   Agent's Right to Assume Payments Will be Made by Borrowers.................25
        3.13   Survivability..............................................................25
        3.14   Unused Line Fee............................................................25

ARTICLE 4      REPRESENTATIONS AND WARRANTIES.............................................25
        4.1    Existence and Qualification; Power; Compliance With Laws...................25
        4.2    Authority; Compliance With Other Agreements and Instruments and
               Government Regulations.....................................................27
        4.3    No Governmental Approvals Required.........................................28
        4.4    Subsidiaries...............................................................28
        4.5    Financial Statements and Title to Assets...................................29
        4.6    No Other Liabilities; No Material Adverse Changes..........................29
        4.7    Intangible Assets..........................................................30
        4.8    Filing of Financing Statements.............................................30
        4.9    Public Utility Holding Company Act.........................................30
        4.10   Litigation.................................................................30

                                                                                        PAGE(s)
                                                                                        -------
        4.11   Binding Obligations........................................................30
        4.12   No Default.................................................................30
        4.13   ERISA......................................................................30
        4.14   Regulations T, U and X; Investment Company Act.............................31
        4.15   Disclosure.................................................................31
        4.16   Tax Liability..............................................................31
        4.17   Projections................................................................31
        4.18   Fiscal Year................................................................32
        4.19   Employee Matters...........................................................32
        4.20   Solvency...................................................................32
        4.21   Year 2000..................................................................32
        4.22   Valid Issuance of Senior Notes.............................................32
        4.23   Offering Circular..........................................................33
        4.24   Senior Note Documents......................................................33
        4.25   Capitalization of Canoga Agoura Spectrum Club, Inc.........................33
        Capitalization of Canoga Agoura Spectrum Club, Inc................................33

ARTICLE 5      AFFIRMATIVE COVENANTS (OTHER THAN INFORMATION AND REPORTING
               REQUIREMENTS)..............................................................33
        5.1    Payment of Taxes and Other Potential Charges...............................33
        5.2    Preservation of Existence..................................................33
        5.3    Maintenance of Properties..................................................34
        5.4    Maintenance of Insurance...................................................34
        5.5    Compliance With Laws.......................................................34
        5.6    Additional Borrowers.......................................................34
        5.7    Inspection Rights..........................................................35
        5.8    Keeping of Records and Books of Account....................................35
        5.9    Compliance With Agreements, Duties and Obligations.........................35
        5.10   Use of Proceeds............................................................35
        5.11   Establishment of Accounts..................................................35
        5.12   Year 2000 Compliance.......................................................36

ARTICLE 6      NEGATIVE COVENANTS.........................................................36
        6.1    Disposition of Property....................................................36
        6.2    Transactions with Borrowers and Non-Borrower Affiliates....................36
        6.3    Mergers, Acquisitions and New Club Developments............................37
        6.4    [Intentionally Omitted.]...................................................38
        6.5    Redemption, Dividends and Distributions; Payments to Partners;
               Prepayments................................................................38
        6.6    ERISA......................................................................39
        6.7    Change in Nature of Business/Management....................................40
        6.8    Real Property Leases.......................................................40
        6.9    Indebtedness, Guaranties and Liens.........................................40
        6.10   Transactions with Affiliates...............................................41
        6.11   Change in Fiscal Year......................................................41
        6.12   Capital Expenditures and Purchase Money Transactions.......................41

                                                                                        PAGE(s)
                                                                                        -------
        6.13   Tangible Net Worth.........................................................42
        6.14   Ratio of Total Unsubordinated Liabilities to Tangible Net Worth............43
        6.15   Debt Service Coverage Ratio................................................43
        6.16   Certain Inter-Company Indebtedness.........................................43
        6.17   Loans to Officers..........................................................43
        6.18   Deposit Accounts...........................................................43
        6.19   Amendment to Senior Note Documents.........................................43
        6.20   Liens on Equipment.........................................................43

ARTICLE 7      INFORMATION AND REPORTING REQUIREMENTS.....................................43
        7.1    Financial and Business Information.........................................43
        7.2    Compliance Certificates....................................................46
        7.3    Revisions or Updates to Schedules..........................................46
        7.4    New Club Development Project Reports.......................................47

ARTICLE 8      CONDITIONS.................................................................47
        8.1    Initial Loans, Etc.........................................................47
        8.2    Any Loan...................................................................50
        8.3    Termination of Prior Pledge Agreements and Release of Liens................51
        8.4    Release of Lien on Properties of Irvine Sports Club, Inc...................51

ARTICLE 9      EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT.......................52
        9.1    Events of Default..........................................................52
        9.2    Remedies Upon Event of Default.............................................54

ARTICLE 10     THE AGENT..................................................................55
        10.1   Appointment and Authorization..............................................55
        10.2   Agent and Affiliates.......................................................55
        10.3   Proportionate Interest of the Banks in any Collateral......................56
        10.4   Banks' Credit Decisions....................................................56
        10.5   Action by Agent............................................................56
        10.6   Liability of Agent.........................................................57
        10.7   Indemnification............................................................58
        10.8   Successor Agent............................................................58

ARTICLE 11     MISCELLANEOUS..............................................................58
        11.1   Intentionally Omitted......................................................58
        11.2   Cumulative Remedies; No Waiver.............................................59
        11.3   Amendments; Consents.......................................................59
        11.4   Costs, Expenses and Taxes..................................................59
        11.5   Nature of Banks' Obligations...............................................60
        11.6   Survival of Representations and Warranties.................................60
        11.7   Notices....................................................................60
        11.8   Execution of Loan Documents................................................61
        11.9   Sharing of Setoffs.........................................................61

                                                                                        PAGE(s)
                                                                                        -------
        11.10  Binding Effect; Assignment.................................................62
        11.11  Assignment of Deposits.....................................................62
        11.12  Participation of Loan......................................................62
        11.13  Indemnity by Borrowers.....................................................62
        11.14  Nonliability of Banks......................................................63
        11.15  No Third Parties Benefited.................................................63
        11.16  Further Assurances.........................................................63
        11.17  Integration................................................................64
        11.18  Governing Law..............................................................64
        11.19  Severability of Provisions.................................................64
        11.20  Headings...................................................................64
        11.21  Time of the Essence........................................................64
        11.22  Securities Representation..................................................64
        11.23  Joint Borrower Provisions..................................................64
        11.24  Waiver of Jury Trial.......................................................69

                   FOURTH AMENDED AND RESTATED LOAN AGREEMENT

                            Dated as of April 1, 1999


        This Fourth Amended and Restated Loan Agreement, dated as of April 1, 1999, is made and entered into by and among (a) The Sports Club Company, Inc., a Delaware corporation; The Spectrum Club Company, Inc., a California corporation; Pontius Realty, Inc., a California corporation; The SportsMed Company, Inc., a California corporation; LA/Irvine Sports Clubs, Ltd., a California limited partnership; Talla New York, Inc., a New York corporation; SCC Sports Club, Inc., a Texas corporation; Canoga Agoura Spectrum Club, Inc., a California corporation; Irvine Sports Club, Inc., a California corporation; Green Valley Spectrum Club, Inc., a Nevada corporation; Sports Club, Inc. of California, a California corporation; Spectrum Liquidating Corp., a California corporation f/k/a Spectrum Club/Anaheim Hills, Inc.; TVE, Inc., a California corporation; Spectrum Club Anaheim, a California Corporation; SF Sports Club, Inc., a Delaware corporation; and Washington D.C. Sports Club, Inc., a Delaware corporation; HFA Services, Inc., a California corporation; and NY Sports Club, Inc., a Delaware corporation as Borrowers; (b) Comerica Bank-California, as a Bank; and (c) Comerica Bank-California, as Agent, with reference to the following:

        A. The Sports Club Company, Inc., The Spectrum Club Company, Inc., Pontius Realty, Inc., Sports Club, Inc. of California, Irvine Sports Club, Inc., The SportsMed Company, Inc., formerly HealthFitness Organization of America, Inc., L.A./Irvine Sports Clubs, Ltd., Talla New York, Inc., SCC Sports Club, Inc., Spectrum Club/Anaheim Hills, Inc. and Green Valley Spectrum Club, Inc. (the "Original Borrowers") are parties to that certain Amended and Restated Loan Agreement dated as of February 2, 1998, as amended by a First Amendment, dated as of February 23, 1998, a Second Amendment, dated as of March 16, 1998, a Second Amended and Restated Loan Agreement, dated as of June 9, 1998, and a Third Amendment to Amended and Restated Loan Agreement, dated as of January __, 1999 with Sumitomo Bank of California and Comerica Bank-California, as lenders, and Sumitomo Bank of California, as the agent ("Predecessor Agent") for such lenders, and to that certain letter agreement with Predecessor Agent, dated August 12, 1998 (collectively, the "Original Loan Agreement");

        B. Pursuant to that certain Assignment and Acceptance Agreement, dated as of February 1, 1999, by and between California Bank & Trust, a California banking corporation, as successor to Sumitomo Bank of California, and Comerica Bank-California, California Bank & Trust assigned to Comerica Bank-California, and Comerica Bank-California accepted, all of the rights of California Bank & Trust under the Original Loan Agreement, including, but not limited to, all of its rights under the Loan Documents and in the Loans and all of its rights as Agent under the Loan Documents;

        C. Effective as of February 1, 1999, the Original Loan Agreement was amended and restated in full by that certain Third Amended and Restated Loan Agreement (the "Third Amended and Restated Loan Agreement"), dated as of February 1, 1999, by and among the Original Borrowers, Comerica Bank-California, as a lender, and Comerica Bank-California, as the agent for such lenders;

        D. Effective as of February 1, 1999, the Third Amended and Restated Loan Agreement was amended by that certain First Amendment to Third Amended and Restated Loan Agreement among the Original Borrowers, Comerica Bank-California, as a lender, and Comerica Bank-California, as the agent for such lenders (the "First/Third Amendment"); and

        E. The parties hereto wish to amend and restate in full the above-referenced Third Amended and Restated Loan Agreement to add certain additional Borrowers and to modify certain of the terms of the Loan Documents and the Loans as more particularly set forth below.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

                                   ARTICLE 1.
                        DEFINITIONS AND ACCOUNTING TERMS

        1.1 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth respectively after each:

                "Acquisition" means any transaction, or any series of related transactions, by which any Borrower and/or any of its Subsidiaries directly or indirectly acquires control of any going business or all or substantially all of the assets of any firm, partnership, joint venture, limited liability company, corporation (or division thereof) operating as a health and fitness facility, whether through purchase of assets, merger or otherwise, (control meaning possession, directly or indirectly, of the power to direct or cause the direction of management or policies of such entities); provided that, in any event, the term "Acquisition" shall include any acquisition in which any Borrower and/or any Subsidiaries thereof controls a majority in ordinary voting power of the securities of a corporation operating as a health and fitness facility which have ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), or control 50% or more ownership interest in any partnership, limited liability company or joint venture operating as a health and fitness facility.

                "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (and its correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event, any Person that owns, directly or indirectly, 50% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation (other than securities having such power only by reason of the happening of a contingency), or 50% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person), will be deemed to control such corporation or other Person.

                "Agent" means Comerica Bank - California, a California state bank, when acting in its capacity as agent under any of the Loan Documents, and any successor agent.

                "Agent's Office" means the office designated by Agent as its address for purposes of notice under this Agreement.

                "Agreement" means this Fourth Amended and Restated Loan Agreement, either as originally executed or as it may from time to time be supplemented, modified, amended, restated or extended.

                "Applicable Pricing Level" means, for any Eurodollar Period, the pricing level set forth below opposite the Debt Service Coverage Ratio, which Agent shall determine quarterly upon, and with effect from and after the date of, Agent's receipt of the quarterly compliance certificates required by Section 7.2 of this Agreement:

                                      Debt Service
               Pricing Level          Coverage Ratio
               -------------          --------------
                    I                 Equal to or less than 2.25 to 1.0

                    II Greater than 2.25 to 1.00 but equal to or less than 2.75 to 1.00

                    III               Greater than 2.75 to 1.00.

                "Bank" or "Banks" means individually or collectively Comerica Bank - California and any one or more banks or other financial institutions which become lending parties to this Agreement in accordance with the terms hereof.

                "Banking Day" means any Monday, Tuesday, Wednesday, Thursday or Friday on which all of the Banks are open for business at their respective addresses for notice designated as provided herein.

                "Borrower or Borrowers" means, individually or collectively, The Sports Club Company, Inc.; The Spectrum Club Company, Inc.; Pontius Realty, Inc.; The SportsMed Company, Inc.; LA/Irvine Sports Clubs, Ltd.; Talla New York, Inc.; SCC Sports Club, Inc.; Spectrum Liquidating Corp.; Canoga Agoura Spectrum Club, Inc.; Irvine Sports Club, Inc.; Green Valley Spectrum Club, Inc.; The Sports Club, Inc. of California; TVE, Inc.; Spectrum Club Anaheim, a California Corporation; SF Sports Club, Inc.; Washington D.C. Sports Club, Inc.; HFA Services, Inc.; and NY Sports Club, Inc. and any subsequent Person who becomes a Borrower pursuant to the terms hereof.

                "Capital Expenditure" means any expenditure (including any capitalized lease expenditure) that is considered a capital expenditure under generally accepted accounting principles, consistently applied, including, without limitation, any amount that is required to be treated as a capitalized asset pursuant to Financial Accounting Standards Board Statement No. 13.

                "Cash" means, when used in connection with any Person, all monetary and non-monetary items belonging to such Person that are treated as cash in accordance with generally accepted accounting principles, consistently applied.

                "Cash Equivalents" means, when used in connection with any Person, such Person's Investments in:

                (a) Government Securities due within one year after the date of the making of the Investment;

                (b) certificates of deposit issued by, bank deposits in, bankers' acceptances of, and repurchase agreements covering, Government Securities executed by, any bank doing business in and incorporated under the Laws of the United States of America or any state thereof and having on the date of such Investment combined capital, surplus and undivided profits of at least $100,000,000, in each case due within one year after the date of the making of the Investment; and/or

                (c) readily marketable commercial paper of corporations doing business in and incorporated under the Laws of the United States of America or any state thereof given on the date of such Investment the highest credit rating by NCO/Moody's Commercial Paper Division of Moody's Investors Service, Inc. or Standard & Poor's Corporation, in each case due within six months after the date of the making of the Investment.

                "Certificate of a Responsible Official" means a certificate signed by a Responsible Official of the Person providing the certificate.

                "Closing Date" means the Banking Day on which the consummation of all of the transactions contemplated in Section 8.1 occurs.

                "Club" means a health and fitness facility operated by any Borrower.

                "Collateral" means, collectively, all Property on or in which the Agent or any Bank has a Lien pursuant to this Agreement or any other Loan Document.

                "Commitment" means, collectively, the lending commitment hereunder of the Banks, as such commitment may be reduced or offset under this Agreement. The percentage obligations of each Bank with respect to the Commitment are as follows:

               Bank                          Amount                     Percentage
               ----                          ------                     ----------
        Comerica Bank - California          $20,000,000                    100%

                "Debt Service Coverage Ratio" means, with respect to each applicable fiscal period, the ratio of (i) EBITDA plus or minus, without double counting, all non-recurring items of income or expense to (ii) interest expense on all indebtedness, including capitalized interest, plus the current portion of long term debt of Borrowers for that fiscal period, minus interest income for that fiscal period, determined in accordance with generally accepted accounting principles, consistently applied. The Debt Service Coverage Ratio shall be determined as of the end of each fiscal quarter of the Borrowers and their Subsidiaries, computed on a rolling four quarter basis.

                "Deeds of Trust" means, collectively, the Deed of Trust, Security Agreement and Fixture Filing (With Assignment of Rents and Leases) executed by each of Canoga Agoura Spectrum Club, Inc., Irvine Sports Club, Inc. and Green Valley Spectrum Club, Inc. in favor of Agent for the ratable benefit of Banks, in the forms of those attached hereto as Exhibits B-1 to B-3, as the same may from time to time hereafter be supplemented, modified, amended, restated or extended.

                "Default" means any Event of Default and/or any event that, with the giving of notice or passage of time or both, would be an Event of Default.

                "Default Rate" means the rate of interest per annum otherwise provided under this Agreement plus two percent (2%).

                "Designated Deposit Account" means deposit account no. 1891145326 to be maintained by Borrowers with Agent at Agent's Office, or such other deposit account as from time to time designated by Borrowers by written notification to Agent and approved by Agent.

                "Designated Eurodollar Market" means, with respect to any Eurodollar Loan, the London Eurodollar Market, or such other Eurodollar Market as may from time to time be designated by Agent.

                "dollars" or "$" means United States dollars.

                "EBITDA" means, for any fiscal period, for Borrowers, their Subsidiaries, Sports Connection-ES/MB, to the extent of Borrowers' interest therein, and, on a pro forma basis, any entity acquired by any of the Borrowers or any of the Subsidiaries, adjusted for verifiable cost savings acceptable to Banks: (a) the consolidated net income before extraordinary items of such Persons for that period, plus (b) the consolidated interest expense for that period, plus (c) the consolidated income tax expense for that fiscal period, plus (d) the consolidated depreciation expense for that fiscal period plus (e) the consolidated amortization expense for that fiscal period, each as determined in accordance with generally accepted accounting principles, consistently applied.

                "Environmental Indemnity" means the Environmental Indemnity executed by each of the Borrowers for the ratable benefit of the Banks, in the form of that attached hereto as Exhibit C, as the same may from time to time hereafter be supplemented, modified, amended, restated or extended.

                "ERISA" means the Employee Retirement Income Security Act of 1974, and any regulations issued pursuant thereto, as amended or replaced and as in effect from time to time.

                "Eurodollar Banking Day" means any Banking Day on which dealings in dollar deposits are conducted by and between banks in the Designated Eurodollar Market.

                "Eurodollar Lending Office" means as to each Bank, its office or branch so designated by written notice to Borrowers and Agent as its Eurodollar Lending Office. If no Eurodollar Lending Office separately is designated by a Bank, its Eurodollar Lending Office shall be its office as designated for purposes of notice hereunder.

                "Eurodollar Loan" means a Loan made hereunder and designated or redesignated as a Eurodollar Loan in accordance with Article 2.

                "Eurodollar Market" means a regular established market located outside the United States of America by and among banks for Eurodollar Obligations.

                "Eurodollar Obligations" means eurocurrency liabilities, as defined in Regulation D.

                "Eurodollar Period" means, as to each Eurodollar Loan, the period commencing on the date specified by Borrowers pursuant to Sections 2.1(b) or 2.5(c) and ending 30, 60 or 90 days thereafter, as specified by Borrowers in the applicable Request for Loan or Request for Redesignation of Loans, provided that:

                (a) The first day of any Eurodollar Period shall be a Eurodollar Banking Day;

                (b) Any Eurodollar Period that would otherwise end on a day that is not a Eurodollar Banking Day shall be extended to the next succeeding Eurodollar Banking Day unless such Eurodollar Banking Day falls in another calendar month, in which case such Eurodollar Period shall end on the next preceding Eurodollar Banking Day; and

                (c) No Eurodollar Period shall extend beyond the Maturity Date.

                "Eurodollar Rate" means, with respect to any Eurodollar Loan,
        (a) the LIBOR Rate offered for deposits as of about 10:00 a.m., Los Angeles time, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period in an aggregate amount approximately equal to the amount of such Eurodollar Loan and for a period of time comparable to the number of days in the applicable Eurodollar Period divided by (b) 1.00 minus the Reserve Percentage. The determination of the Eurodollar Rate by Agent shall be conclusive in the absence of manifest error.

                "Eurodollar Rate Spread" means, for each Eurodollar Period, the applicable additional component of interest, expressed as a percentage per annum, set forth below opposite the Applicable Pricing Level, to be added to the Eurodollar Rate in determining the applicable rate of interest for Eurodollar Loans:

               Applicable Pricing                         Eurodollar Rate
                    Level                                      Spread
               ------------------                         ---------------
                     I                                         2.25%

                     II                                        2.00%

                     III                                       1.75%

                "Event of Default" shall have the meaning provided in Section
        9.1.

                "Fee Letter" means that certain letter agreement dated as of April 1, 1999 executed by Agent and countersigned by Borrowers with respect to, among other things, the agency fee to be paid by Borrowers in connection with this Agreement.

                "Funded Debt" means all liabilities of Borrowers and their Subsidiaries for borrowed money, including capitalized leases.

                "Government Securities" means readily marketable direct obligations of the United States of America or obligations fully guarantied by the United States of America.

                "Governmental Agency" means (a) any international, foreign, federal, state, county or municipal government, or political subdivision thereof, (b) any governmental or quasi-governmental agency, authority, board, bureau, commission, department, instrumentality or public body,
        (c) any court, administrative tribunal or public utility, or (d) any arbitration tribunal or other non-governmental authority to whose jurisdiction a Person has consented.

                "Intercreditor and Subordination Agreement" means the Intercreditor and Subordination Agreement, dated April 1, 1999, by and among Borrowers, Agent, for the ratable benefit of Banks, and U.S. Bank Trust, National Association, as trustee for the holders of the Senior Notes. The Intercreditor and Subordination Agreement is a Loan Document.

                "Investment" means, when used in connection with any Person, any investment by or of that Person, whether by means of purchase or other acquisition of stock or other securities or by means of loan, advance, capital contribution, guaranty or other debt or equity participation or interest in any other Person, or otherwise, and includes, without limitation, any partnership and joint venture interests of such Person.

                "Irvine Environmental Resolution" means that: (1) Agent shall have received Phase 1 and Phase 2 environmental reports with respect to the condition of each of the Properties covered by the Deed of Trust executed by Irvine Sports Club, Inc., dated as of a recent date prior to, or a date following, the Closing Date, prepared by a qualified firm acceptable to Agent, stating, among other things, that each of such Properties is in compliance with all environmental laws, and accompanied by: (a) a letter or other written statement from each Governmental Agency exercising jurisdiction over such

        Properties, hazardous substances found thereon or any remediation work related thereto that no further action is required, and (b) written confirmation that all contaminated soil and other materials removed from such Properties and any other property affected by the remediation work performed thereon have been properly disposed of in accordance with all applicable laws, ordinances, rules and regulations and the orders and directives of all Governmental Agencies having jurisdiction over such Properties, the hazardous substances found thereon or the remediation work related thereto, which environmental report, letter, and written confirmation shall have been reviewed by, and be satisfactory to, an Agent-approved environmental consultant and to Agent in its sole discretion; and (2) Agent shall have concluded in its sole judgment that no further action is required.

                "Issuing Bank" means, with respect to any Standby Letter of Credit, Comerica Bank - California or any other Bank designated by Borrowers (with the consent of the Requisite Banks) which issued that Standby Letter of Credit.

                "Laws" means, collectively, all international, foreign, federal, state and local statutes, treaties, rules, regulations, ordinances, codes and administrative or judicial precedents.

                "LIBOR Rate" means the interest (rounded upward to the nearest 1/16th of one percent) as determined by the British Bankers Association and disseminated daily as an average of the rate at which certain major banks would offer U.S. dollar deposits for the applicable Eurodollar Period to other major banks in the London inter-bank market.

                "Lien" means any mortgage, deed of trust, pledge, hypothecation, security interest, encumbrance, lien or charge of any kind, whether voluntarily incurred or arising by operation of Law or otherwise, affecting any Property, including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, any lease in the nature thereof, and/or the filing of or agreement to give any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction.

                "Loan" or "Loans" means the advances to be made by Banks to Borrowers pursuant to this Agreement. Each individual Loan shall consist of advances made by Banks pursuant to Article 2, including advances made as new advances, and also including advances made by converting or redesignating existing advances in accordance with the provisions of
        Article 2. In connection with each Loan, the amount of such Loan by each Bank shall be determined according to that Bank's percentage share of the Commitment.

                "Loan Documents" means, collectively, this Agreement, the Fee Letter, the Notes, the Intercreditor and Subordination Agreement, the Pledge Agreements, the Security Agreements (All Assets), the Deeds of Trust, the Environmental Indemnity, the Standby Letters of Credit, any assignments, any financing statements and any other certificates, documents or agreements of any type of nature heretofore or hereafter executed or delivered by Borrowers and/or any one or more of their Subsidiaries or Affiliates to Agent or to Banks in any way relating to or in furtherance of this Agreement, in each case either as originally executed or as the same may from time to time be supplemented, modified, amended, restated or extended.

                "Maturity Date" means May 31, 2001, subject to the option of all Banks, in their sole and absolute discretions, following the written request of Borrowers, to be received by Agent no later than sixty (60) days prior to each anniversary of the date of this Agreement, and subject to such terms and conditions as all Banks may require, to extend the Maturity Date for an additional period of one year.

                "Maximum Loan Amount" means, as of any date of determination thereof, the amount of the Commitment.

                "Maximum Standby Letter of Credit Amount" means $8,000,000.

                "Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA.

                "New Club Development" means the establishment de novo of a new health and fitness facility, or any other investment in a health and fitness facility that does not constitute an Acquisition, by one or more existing or future Borrowers and/or Subsidiaries.

                "Non-Borrower Affiliate" means any Affiliate of a Borrower, now existing or hereafter acquired, that is not a Borrower hereunder.

                "Note" means any of the promissory notes executed by Borrowers in favor of Banks evidencing the Loans made by Banks or any of them under the Commitment, substantially in the form of Exhibit A hereto, either as originally executed or as the same may from time to time be supplemented, modified, amended, renewed, extended or refinanced.

                "Obligations" means all present and/or future obligations of every kind or nature of Borrowers or any Party at any time and/or from time to time owed to Agent or Banks or any one or more of them, under any one or more of the Loan Documents, whether due or to become due, matured or unmatured, liquidated or unliquidated, or contingent or noncontingent, including obligations of performance as well as obligations of payment, and including interest that accrues prior to or after the commencement of any bankruptcy or insolvency proceeding by or against any Borrower or any Party.

                "Opinion of Counsel" means the favorable written legal opinion of counsel to Borrowers and their Subsidiaries, in a form acceptable to Agent, together with copies of all factual certificates and legal opinions upon which such counsel has relied.

                "Outstanding Standby Letters of Credit" means, as of any date of determination thereof, the aggregate face amount of all Standby Letters of Credit outstanding on such date, not to exceed the Maximum Standby Letter of Credit Amount.

                "Party" means any Person (including Borrowers and/or any Subsidiaries or Affiliates of Borrowers), other than Agent and Banks, which now or hereafter is a party to any of the Loan Documents.

                "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereof established under ERISA.

                "Person" means any entity, whether an individual, trustee, corporation, general partnership, limited partnership, limited liability company, joint stock company, trust, unincorporated organization, bank, business association, firm, joint venture, Governmental Agency, or otherwise.

                "Plan" means any employee benefit plan subject to ERISA and maintained by Borrowers and/or any Subsidiary thereof or to which Borrowers and/or any Subsidiary thereof are required to contribute on behalf of their employees.

                "Pledge Agreement" means the Pledge Agreement (Stock), dated as of April 1, 1999, executed by SCC, Inc. in favor of Agent, for the ratable benefit of Banks, in the form attached hereto as Exhibits D, as such document may from time to time hereafter be supplemented, modified, amended, restated or extended.

                "Prime Rate" means the floating commercial loan rate of Comerica Bank - California, announced from time to time as its "base rate", which interest rate may not necessarily be the lowest interest rate at which Comerica Bank - California is willing to extend credit facilities.

                "Prime Rate Loan" means a Loan designated or redesignated as a Prime Rate Loan in accordance with Article 2, or converted to a Prime Rate Loan in accordance with Section 3.3(a).

                "Prime Rate Spread" means the additional component of interest, expressed as a percentage per annum, to be added to the Prime Rate in determining the applicable rate of interest for Prime Rate Loans. As of the date of this Agreement, the Prime Rate Spread is zero percent (0%) per annum.

                "Prior Pledge Agreements" means the Pledge Agreement dated as of February 2, 1998 executed by SCC, Inc. in favor of Agent and the Pledge Agreement (Partnership) dated as of February 2, 1998 executed by certain Borrowers identified therein as the "Grantors" in favor of Agent, in each case as supplemented, modified, amended, restated or extended.

                "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                "Qualified Stock Repurchase" means the common stock repurchase program instituted in April 1, 1998; provided that the aggregate amount expended in repurchasing common stock of SCC, Inc. after March 1, 1999 shall not exceed $5,000,000.

                "Regulations T, U and X" means Regulation T,U and X as at any time amended, of the Board of Governors of the Federal Reserve System, or any other regulation in substance substituted therefor.

                "Request for Standby Letter of Credit" means a written request for the issuance of a Standby Letter of Credit substantially in the form of Exhibit "E", signed by a Responsible Official of a Borrower on behalf of the Borrowers and properly completed to provide all information required to be included therein.

                "Request for Loan" means a written request for a Loan substantially in the form of Exhibit "F", signed by a Responsible Official of a Borrower on behalf of the Borrowers and properly completed to provide all information required to be included therein.

                "Request for Redesignation of Loans" means a written request for redesignation of Loans substantially in the form of Exhibit "G", signed by a Responsible Official of a Borrower on behalf of the Borrowers and properly completed to provide all information required to be included therein.

                "Requisite Banks" means, at any time, Banks holding at least 70% of the aggregate unpaid amount of the Loans outstanding, or, if no Loans then are outstanding, Banks having at least 70% of the aggregate Commitment then in effect.

                "Reserve Percentage" means the total of the maximum reserve percentages for determining the reserves to be maintained by member banks of the Federal Reserve System for eurocurrency liabilities, as defined in Regulation D, rounded upward to the nearest 1/100th of one percent. The percentage will be expressed as a decimal, and will include, without limitation, marginal, emergency, supplemental, special, and other reserve percentages.

                "Responsible Official" means:

                (a) When used with reference to any Person, other than an individual, any corporate officer of such Person, general partner of such Person, corporate officer of a corporate general partner of such Person, or corporate officer of a corporate general partner of a partnership that is a general partner of such Person, or any other responsible official thereof duly acting on behalf thereof; and

                (b) When used with reference to a Person who is an individual, such Person.

        Except as otherwise specifically provided herein, any requirement that any document or certificate be signed or executed by any Person requires that such document or certificate be signed or executed by a Responsible Official of such Person, and that the Responsible Official signing or executing such document or certificate on behalf of such Person shall be authorized to do so by all necessary corporate, partnership and/or other action.

                "Right of Others" means, as to any Property in which a Person has an interest, any legal or equitable claim, right, title or other interest (other than a Lien) in or with respect to that Property held by any other Person, and any option or right held by any other Person to acquire any such claim, right, title or other interest, including any option or right to acquire a Lien.

                "SCC, Inc." means The Sports Club Company, Inc., a Delaware corporation.

                "Security Agreements (All Assets)" means, collectively, the Security Agreement (All Assets) executed by each of Canoga Agoura Spectrum Club, Inc., Irvine Sports Club, Inc. and Green Valley Spectrum Club, Inc. in favor of Agent, for the ratable benefit of Banks, in the forms of those attached hereto as Exhibits H-1 to H-3, as the same may from time to time hereafter be supplemented, modified, amended, restated or extended.

                "Senior Note Liens" has the meaning provided in Section 6.9.

                "Senior Notes" means the 11.375% Senior Secured Notes of SCC, Inc. due March 15, 2006.

                "Solvency Certificate" means, with respect to each Borrower, a certificate, in the form of that attached hereto as Exhibit I, duly executed by the Chief Financial Officer of that Borrower.

                "Solvent" means, when used with respect to any Person, that at the time of determination:

                (a) the fair value of its assets (both at fair valuation and at present fair saleable value) is in excess of the total amount of its liabilities, including, without limitation, contingent liabilities;

                (b) it is then able to pay its debts as they mature;

                (c) it owns property having a value (both at fair valuation and at present fair saleable value) in excess of the total amount required to pay its debts; and

                (d) it has capital sufficient to carry on its business.

For purposes of this Agreement, the foregoing terms shall be interpreted in accordance with applicable federal and state laws governing determinations of the insolvency of debtors.

                "Special Eurodollar Circumstance" means the application or adoption of any Law or interpretation, or any change therein or thereof, or any change in the interpretation or administration thereof by any Governmental Agency, central bank or comparable authority charged with the interpretation or administration thereof, or compliance by any Bank or its Eurodollar Lending Office with any request or directive (whether or not having the force of Law) of any such Governmental Agency, central bank or comparable authority, or the existence or occurrence of circumstances affecting the Designated Eurodollar Market generally, in each case, that is beyond the reasonable control of such Bank.

                "Standby Letter of Credit" means any standby letter of credit issued by the Issuing Bank pursuant to Section 2.6, in the standard form for standby letters of credit of the Issuing Bank, either as originally issued or as the same may from time to time be supplemented, modified, amended, renewed or extended.

                "Subsidiary" means, as of any date of determination thereof and with respect to any Person, any corporation, limited liability company, partnership or joint venture, whether now existing or hereafter organized or acquired: (a) in the case of a corporation, of which a majority of the securities having ordinary voting power for the election of directors or other governing body (other than securities having such power only by reason of the happening of a contingency) are at the time owned by such Person and/or one or more Subsidiaries of such Person, or
        (b) in the case of a partnership, joint venture or limited liability company, of which such Person or a Subsidiary of such Person is a general partner or joint venturer or of which a majority of the partnership or other ownership interests are at the time owned by such Person and/or one or more of its Subsidiaries.

                "Tangible Net Worth" means, as of any date of determination thereof, the consolidated net worth of Borrowers, excluding goodwill, patents, trademarks, trade names, organization expenses, capitalized acquisition expenses, deferred tax assets and money due from any Affiliate, officers, directors or shareholders of Borrowers or their Subsidiaries, determined in accordance with generally accepted accounting principles, consistently applied.

                "The Spectrum Club/Agoura Hills" means the athletic club owned by Canoga Agoura Spectrum Club, Inc. located at 5515 North Clareton Drive, Agoura Hills, California.

                "The Spectrum Club/Canoga Park" means the athletic club owned by Canoga Agoura Spectrum Club, Inc. located at 22235 Sherman Way, Canoga Park, California.

                "The Sports Club/Irvine" means the athletic club owned by Irvine Sports Club, Inc. located at 1980 Main Street, Irvine, California.

                "The Sports Club/Las Vegas" means the athletic club owned by Green Valley Spectrum Club, Inc. located at 2100 Olympic Avenue, Henderson, Nevada.

                "Thousand Oaks Sale/Leaseback" means the consummation of the sale of certain real property assets and improvements at the Thousand Oaks Club on the terms and conditions contemplated by that certain non-binding letter of intent dated January 4, 1999 with Equity Advisory Group, and the subsequent reduction of the outstanding balance of Loans extended by Banks under this Agreement, if any.

                "to the best knowledge of" means, when modifying a representation, warranty or other statement of any Person, that the fact or situation described therein is known by the Person (or, in the case of a Person other than a natural Person, known by a Responsible Official of that Person) making the representation, warranty or other statement, or with the exercise of reasonable due diligence under the circumstances (in accordance with the standard of what a reasonable Person in similar circumstances would have done) should have been known by the Person (or, in the case of a Person other than a natural Person, should have been known by a Responsible Official of that Person).

                "Total Unsubordinated Liabilities" means, as of any date of determination thereof, the sum of (a) all liabilities that should be reflected as a liability in a consolidated balance sheet of Borrowers and their Subsidiaries on such date prepared in accordance with generally accepted accounting principles, consistently applied, minus
        (b) subordinated debt as to which a subordination agreement acceptable to Agent has been executed, plus (c) the aggregate face amount of all outstanding Standby Letters of Credit and other letters of credit issued at the request of Borrowers; provided, however, that any amount described in clause (c) shall be added only to the extent that the Standby Letter of Credit or other letter of credit covers liabilities that would not be reflected in a consolidated balance sheet of Borrowers and their Subsidiaries on such date.

                "Total Outstanding" means, as of any date of determination thereof, the sum of (a) all outstanding Loans evidenced by the Notes on that date and (b) Outstanding Standby Letters of Credit.

                "type", when used with respect to any Loan, means the designation of whether such Loan is a Prime Rate Loan or a Eurodollar Loan.

                "Year 2000 Compliance" or "Year 2000 Compliant" means, with respect to a Person, that all software, hardware, firmware, equipment, goods and systems utilized by or material to the business operations or financial condition of that Person will properly perform date sensitive functions before, during or after the year 2000.

        1.2 Use of Defined Terms. Any defined term used in the plural shall refer to all members of the relevant class, and any defined term used in the singular shall refer to any one or more of the members of the relevant class.

        1.3 Accounting Terms. All accounting terms not specifically defined in this Agreement shall be construed in conformity with, and all financial data required to be submitted by this Agreement shall be prepared in conformity with, generally accepted accounting principles applied on a consistent basis, as in effect on the date hereof, except as otherwise specifically prescribed herein.

        1.4 Exhibits and Schedules. All exhibits and schedules to this Agreement, either as originally existing or as the same may from time to time be supplemented, modified or amended, are incorporated herein by this reference.



                                   ARTICLE 2
                           LOANS AND LETTERS OF CREDIT

        2.1 General Provisions Regarding Loans and Borrowing Procedures.

                (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time prior to the Maturity Date, each Bank shall, pro rata according to that Bank's percentage of the then Commitment, make Loans to Borrowers in such amounts as Borrowers may request that do not exceed in the aggregate at any one time outstanding the amount of the Commitment; provided that, Banks shall not be obligated to make a Loan if, after giving effect to such Loan, the Total Outstanding would exceed $20,000,000. Except as may otherwise be payable on an earlier date as provided in Section 3.1, all Obligations of Borrowers hereunder shall be due and payable on the Maturity Date. Subject to the limitations set forth herein and in Section 3.1(e), Borrowers may borrow, repay and reborrow under the Commitment without premium or penalty.

                (b) Except as otherwise provided in Section 2.5(c), each Loan shall be made pursuant to a written Request for Loan. Not later than 11:00 a.m., Los Angeles time, at least two (2) Banking Days prior to the date that a proposed Loan is to be made (unless greater notice is required by Section 2.4), Agent shall have received, at Agent's Office, a properly completed Request for Loan specifying the requested (1) date of such Loan, (2) type of Loan, (3) amount of such Loan, and (4) in the case of a Eurodollar Loan, specifying the Eurodollar Period. Agent may, in its sole and absolute discretion, permit any Request for Loan to be made by telephone or telecopier by a Responsible Official of a Borrower on behalf of Borrowers, in which case such Borrower shall confirm same by mailing or faxing a written Request for Loan to Agent within 48 hours following the Loan. If Borrowers fail to make a written Request for Loan, Borrowers hereby waive the right to dispute the amount, interest rate or term of any such Loan made upon such telephone request.

                (c) Promptly following receipt of a Request for Loan, Agent shall notify each Bank by telephone, telecopier or Telex of the date and type of the Loan, the applicable Eurodollar Period (in the case of a Eurodollar Loan), and that Bank's pro rata portion of the Loan. Not later than 11:00 a.m., Los Angeles time, on the date specified for any Loan, each Bank shall make its portion of the Loan in immediately available funds available to Agent at Agent's Office. Upon fulfillment of the applicable conditions set forth in Article 8, all Loans shall be credited in immediately available funds to Borrowers' Designated Deposit Account, or to such other deposit account of Borrowers with Agent as Borrowers may specify in writing to Agent.

                (d) Unless the Requisite Banks otherwise consent, the aggregate amount of each Eurodollar Loan shall be in an integral multiple of $250,000, and the aggregate amount of each Prime Rate Loan shall be in an integral multiple of $100,000 or the balance of the Commitment.

                (e) The Loans made by each Bank shall be evidenced by that Bank's Note.

                (f) A Request for Loan shall be irrevocable upon receipt by Agent.

        2.2 Intentionally Omitted.

        2.3 Prime Rate Loans. All Loans shall constitute Prime Rate Loans unless properly designated or redesignated as Eurodollar Loans pursuant to Sections 2.4 or 2.5.

        2.4 Eurodollar Loans.

                (a) Subject to the terms and conditions set forth in this Agreement, Borrowers may, from time to time, designate all or any portion of the Loans to be Eurodollar Loans.

                (b) Each request by Borrowers for a Eurodollar Loan shall be made pursuant to a Request for Loan received by Agent, at Agent's Office, not later than 12:00 noon, Los Angeles time, at least three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period.

                (c) At or about 10:00 a.m., Los Angeles time, two (2) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Banks by telephone or telecopier.

                (d) Upon fulfillment of the applicable conditions set forth in
        Article 8, a Eurodollar Loan shall become effective on the first day of the applicable Eurodollar Period.

                (e) Unless the Requisite Banks otherwise consent, no more than six (6) Eurodollar Loans, in the aggregate, shall be outstanding at any one time.

                (f) Nothing contained herein shall require any Bank to fund any Eurodollar Loan in the Designated Eurodollar Market.

        2.5 Redesignation of Loans.

                (a) Subject to Section 8.2, if any Eurodollar Loan is not repaid or renewed on the last day of the applicable Eurodollar Period, such Eurodollar Loan automatically shall be redesignated as a Prime Rate Loan on such date.

                (b) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date until the thirty-third day preceding the Maturity Date, Borrowers may request that all or a portion of outstanding Prime Rate Loans be redesignated as a Eurodollar Loan or that a maturing Eurodollar Loan be redesignated as a new Eurodollar Loan, provided that no Loan redesignated as a Eurodollar Loan shall have a Eurodollar Period expiring after the Maturity Date.

                (c) Each redesignation of all or a portion of outstanding Prime Rate Loans or to renew a maturing Eurodollar Loan as a Eurodollar Loan shall be made pursuant to a written Request for Redesignation of Loans. Not later than 12:00 noon, Los Angeles time, at least three (3) Eurodollar Banking Days prior to the first day of the applicable Eurodollar Period, Agent shall have received, at Agent's Office, a properly completed Request for Redesignation of Loans specifying the requested (1) date of redesignation and (2) amount of Loans to be redesignated as a Eurodollar Loan, and (3) the applicable Eurodollar Period. Agent may, in its sole and absolute discretion, permit a Request for Redesignation of Loans to be made by telephone by a Responsible Official of a Borrower on behalf of the Borrowers, in which case such Borrower shall confirm same by mailing or faxing a written Request for Redesignation of Loans to Agent within 48 hours following the date of redesignation. If Borrowers fail to make a written Request for Redesignation of Loans, Borrowers hereby waive the right to dispute the amount, interest rate or term of any such Eurodollar Loan.

                (d) Unless the Requisite Banks otherwise consent, the amount of such Loans to be redesignated as a Eurodollar Loan shall be an integral multiple of $250,000.

                (e) With respect to any redesignation of a Loan as a Eurodollar Loan, at or about 10:00 a.m., Los Angeles time, three (3) Eurodollar Banking Days before the first day of the applicable Eurodollar Period, Agent shall determine the applicable Eurodollar Rate (which determination shall be conclusive in the absence of manifest error) and promptly shall give notice of the same to Borrowers and the Banks by telephone or telecopier.

                (f) Upon fulfillment of the applicable conditions set forth in
        Article 8, the redesignation of all or a portion of outstanding Loans as a Eurodollar Loan shall become effective on the first day of the applicable Eurodollar Period.

                (g) Nothing contained herein shall require any Bank to fund any Eurodollar Loan resulting from redesignation of all or a portion of any of its Prime Rate Loans, in the Designated Eurodollar Market.

                (h) A request for Redesignation of Loans shall be irrevocable upon receipt by Agent.

        2.6 Standby Letters of Credit.

                (a) Subject to the terms and conditions hereof, at any time and from time to time from the Closing Date through the Banking Day immediately preceding May 31, 2001 or other applicable Maturity Date, the Issuing Bank shall issue such Standby Letters of Credit as a Responsible Official of a Borrower on behalf of Borrowers may request by a Request for Standby Letter of Credit; provided that, upon giving effect to such Standby Letter of Credit, (i) Total Outstanding shall not exceed $20,000,000 and (ii) Outstanding Standby Letters of Credit shall not exceed the Maximum Standby Letter of Credit Amount. Unless the Requisite Banks otherwise consent in writing, the term of any Standby Letter of Credit shall not exceed the Maturity Date. If on the Maturity Date, there exist any Outstanding Standby Letters of Credit, Borrowers shall provide to Agent a standby letter of credit issued by a bank satisfactory to the Requisite Banks, in form and substance satisfactory to the Requisite Banks, in favor of Banks in a face amount equal to the Outstanding Standby Letters of Credit on that date, or shall make other provisions satisfactory to the Requisite Banks for the collateralization or settlement of such Outstanding Standby Letters of Credit. No Standby Letter of Credit shall be issued except in the ordinary course of business of Borrowers or their Subsidiaries. Unless otherwise agreed to by the Requisite Banks, the face amount of any Standby Letter of Credit shall not be less than $250,000.

                (b) Each Request for Standby Letter of Credit shall be submitted to the Issuing Bank not later than 11:00 a.m., Los Angeles time, at least five (5) Banking Days prior to the date upon which the requested Standby Letter of Credit is to be issued and Borrowers shall execute such documents and agreements relating to such Standby Letter of Credit as the Issuing Bank may reasonably require. Upon issuance of a Standby Letter of Credit, the Issuing Bank promptly shall notify Agent and Banks of the amount and terms thereof. The Issuing Bank shall notify Agent and Banks within ten (10) days after the end of each month of all payments, reimbursements, expirations, negotiations, transfers and other activity during that month with respect to outstanding Standby Letters of Credit.

                (c) Upon the issuance of a Standby Letter of Credit, each Bank shall be deemed to have purchased a pro rata participation therein from the Issuing Bank in a amount equal to that Bank's pro rata share, according to its percentage of the Commitment, of the face amount of the Standby Letter of Credit. Without limiting the scope and nature of each Bank's participation in any Standby Letter of Credit, to the extent that the Issuing Bank has not been reimbursed by Borrowers for any payment required to be made by the Issuing Bank under any Standby Letter of Credit, each Bank shall, pro rata according to its participation, reimburse the Issuing Bank promptly upon demand for the amount of such payment. The obligation of each Bank to so reimburse the Issuing Bank shall be absolute and unconditional and shall not be affected by the occurrence of any Event of Default or any other occurrence or event. Any such reimbursement shall not relieve or otherwise impair the obligation of Borrowers to reimburse the Issuing Bank for the amount of any payment made by the Issuing Bank under any Standby Letter of Credit together with interest as hereinafter provided.

                (d) Borrowers agree to pay to the Issuing Bank, at its Office designated as the address for notices pursuant to this Agreement, or at such other payment location as the Issuing Bank shall have specified in writing to Borrowers, with respect to each Standby Letter of Credit, within one (1) Banking Day after demand therefor, a principal amount equal to any payment made by the Issuing Bank under that Standby Letter of Credit, together with interest on such amount from the date of any payment made by the Issuing Bank through the date of payment by Borrowers at the rate provided for in Section 3.6. The principal amount of any such payment made by Borrowers to the Issuing Bank shall be used to reimburse the Issuing Bank for the payment made by it under the Standby Letter of Credit. Each Bank that has reimbursed the Issuing Bank pursuant to Section 2.6(c) for its pro rata share of any payment made by the Issuing Bank under a Standby Letter of Credit thereupon shall acquire a pro rata participation, to the extent of such reimbursement, in the claim of the Issuing Bank against Borrowers under this Section 2.6(d).


                (e) At all times prior to the Maturity Date, if Borrowers fail to make any payment required by Section 2.6(d), Agent may, but is not required to, without notice to or the consent of Borrowers, make Loans under the Commitment in an aggregate amount equal to the amount paid by the Issuing Bank on the relevant Standby Letter of Credit, whether or not the same would cause the Commitment to exceed $20,000,000, and, for this purpose, the conditions precedent set forth in Article 8 and the amount limitations set forth in Section 2.1(d) shall not apply. The proceeds of such Loans shall be retained by the Issuing Bank to reimburse it for the payment made by it under the Standby Letter of Credit.

                (f) The issuance of any supplement, modification, amendment, renewal or extension to or of any Standby Letter of Credit shall be treated in all respects the same as the issuance of a new Standby Letter of Credit.

                (g) The obligation of Borrowers to pay to the Issuing Bank the amount of any payment made by the Issuing Bank under any Standby Letter of Credit shall be absolute, unconditional and irrevocable. Without limiting the foregoing, such obligation of Borrowers shall not be affected by any of the following circumstances absent the Issuing Bank's gross negligence or willful misconduct:

                        (i) any lack of validity or enforceability of the
                Standby Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (ii) any amendment or waiver of or any consent to
                departure from the Standby Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

                        (iii) the existence of any claim, setoff, defense or
                other rights which Borrowers may have at any time against any Bank, any beneficiary of the Standby Letter of Credit (or any Persons or entities for whom any such beneficiary may be acting) or any other Person, whether in connection with the Standby Letter of Credit, this Agreement or any other agreement or instrument relating thereto, or any unrelated transactions;

                        (iv) any demand, statement or any other document
                presented under the Standby Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                        (v) payment by the Issuing Bank under the Standby Letter
                of Credit against presentation of a draft or any accompanying document which does not strictly comply with the terms of the Standby Letter of Credit;

                        (vi) the solvency (or insolvency) or financial
                responsibility (or lack thereof) of any party issuing any documents in connection with a Standby Letter of Credit;

                        (vii) any error in the transmission of any message
                relating to a Standby Letter of Credit, or any delay or interruption in any such message not caused by the Issuing Bank; and/or

                        (viii) any error, neglect or default of any
                correspondent of the Issuing Bank in connection with a Standby Letter of Credit.

        2.7 Agent's Right to Assume Funds Available for Advances. Unless Agent shall have been notified by any Bank at least two hours prior to the funding by Agent of any Loan that such Bank does not intend to make available to Agent such Bank's portion of the total amount of such Loan, Agent may assume that such Bank has made such amount available to Agent on the date of the Loan and Agent may, in reliance upon such assumption, make available to Borrowers a corresponding amount. If such corresponding amount is not in fact made available to Agent by such Bank, Agent shall be entitled to recover such corresponding amount on demand from such Bank, which demand shall be made in a reasonably prompt manner. If such Bank does not pay such corresponding amount forthwith upon Agent's demand therefor, Agent promptly shall notify Borrowers and Borrowers shall pay such corresponding amount to Agent. Agent also shall be entitled to recover from such Bank or Borrowers, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by Agent to Borrowers to the date such corresponding amount is recovered by Agent, at a rate per annum equal to the actual cost to Agent of funding such amount as notified by Agent to such Bank or Borrowers, as the case may be. Nothing herein shall be deemed to relieve any Bank from its obligation to fulfill its share of the Commitment or to prejudice any rights which the Agent or Borrowers may have against any Bank as a result of any default by such Bank hereunder.

                                   ARTICLE 3
                                PAYMENTS AND FEES

        3.1 Principal and Interest.

                (a) Interest shall be payable on the outstanding daily unpaid principal amount of each Loan from the date thereof until payment in full is made and shall accrue and be payable at the rates set forth herein both before and after default and before and after maturity and judgment, with overdue amounts to bear interest at the rate set forth in
        Section 3.6, to the fullest extent permitted by applicable Law. Upon any partial prepayment or redesignation of outstanding Prime Rate Loans to Eurodollar Loans, interest accrued through the date of such prepayment or redesignation shall be payable on the next following interest payment date occurring pursuant to Section 3.1(b). Upon any partial prepayment or payment in full or redesignation or conversion of any Eurodollar Loan or upon any payment or redesignation in full of all outstanding Prime Rate Loans, interest accrued through the date of such prepayment, payment, redesignation or conversion shall be payable on such date.

                (b) Interest accrued on each Prime Rate Loan shall be payable on the first day of each month, commencing with the first such date to occur after the Closing Date. Agent shall use its best efforts to notify Borrowers of the amount of interest so payable prior to each interest payment date, but failure of Agent to do so shall not excuse payment of such interest when payable. Except as otherwise provided in Section 3.6, the unpaid principal amount of any Prime Rate Loan shall bear interest at a fluctuating rate per annum equal to the Prime Rate plus the applicable Prime Rate Spread. Each change in the interest rate shall take effect simultaneously with the corresponding change in the Prime Rate and/or the Prime Rate Spread. Each change in the Prime Rate shall be effective as of 12:01 a.m. on the Banking Day on which the change in the Prime Rate is announced, unless otherwise specified in such announcement, in which case the change shall be effective as so specified.

                (c) Interest accrued on each Eurodollar Loan shall be payable on the first day of each month, commencing with the first such date to occur after the Closing Date, and on the maturity date of that Eurodollar Loan. Agent shall use its best efforts to notify Borrowers of the amount of interest so payable prior to each interest payment date, but failure of Agent to do so shall not excuse payment of such interest when payable. Except as otherwise provided in Section 3.6, the unpaid principal amount of any Eurodollar Loan shall bear interest at a rate per annum equal to the Eurodollar Rate for that Eurodollar Loan plus the Eurodollar Rate Spread.

                (d) If not sooner paid, the principal indebtedness under this Agreement shall be payable as follows:

                        (i) subject to the right to renew or convert a
                Eurodollar Rate Loan to a Prime Rate Loan, the principal amount of each Loan shall immediately be payable in Cash on the Maturity Date or, in the case of a Eurodollar Loan, on the last day of the Eurodollar Period for such Loan; and

                        (ii) the principal indebtedness evidenced by the Notes
                shall be payable in Cash within two (2) Banking Days in the amount by which the aggregate outstanding amount of Loans at any time exceeds the Commitment. The outstanding principal indebtedness evidenced by the Notes shall, in any event, be payable on the Maturity Date.

                (e) The Notes, or any of them, may, at any time and from time to time, be paid or prepaid in whole or in part without premium or penalty, except that (i) any partial prepayment shall be an integral multiple of $100,000, (ii) Agent shall have received notice, by telephone or telecopier, of any prepayment prior to 12:00 noon on the Banking Day of such prepayment (unless greater notice is otherwise required by this Agreement), which notice shall identify the date and amount of the prepayment and the Loan(s) being prepaid, (iii) each prepayment of principal, except for partial prepayments of Prime Rate Loans, shall be accompanied by payment of interest accrued through the date of payment on the amount of principal paid, (iv) except as required by subsections
        (d)(ii) above, no Eurodollar Loan may be paid or prepaid in whole or in part prior to the last day of the applicable Eurodollar Period without the prior consent of the Requisite Banks, and, notwithstanding such required prepayment or such consent, any payment or prepayment of all or any part of Eurodollar Loan on a day other than the last day of the applicable Eurodollar Period shall be made on a Eurodollar Banking Day, as applicable, shall be preceded by at least four (4) Eurodollar Banking Days' written notice to Agent of the date and amount of such payment or prepayment, and shall be subject to Section 3.3(c).

        3.2 Commitment Fee. On the Closing Date, Borrowers shall pay to Banks a commitment fee equal to .10% of the Commitment. Such commitment fee shall be fully earned on the Closing Date.

        3.3 Eurodollar Fees and Costs.

                (a) If, after the date hereof, the existence or occurrence of any Special Eurodollar Circumstance shall, in the reasonable discretion of any Bank, make it unlawful, impossible or impracticable for such Bank or its Eurodollar Lending Office to make or maintain any Eurodollar Loan, or materially restrict the authority of such Bank to purchase or sell, or to take deposits of, dollars in the Designated Eurodollar Market, or to determine or charge interest rates based upon the Eurodollar Rate, then such Bank will notify Agent and such Bank's obligation to make Eurodollar Loans shall be suspended for the duration of such illegality, impossibility or impracticability and Agent forthwith shall give notice thereof to the other Banks and Borrowers. Upon receipt of such notice, the outstanding principal amount of such Bank's Eurodollar Loans, together with accrued interest thereon, automatically shall be converted to Prime Rate Loans on either (1) the last day of the Eurodollar Period(s) applicable to such Eurodollar Loans if such Bank may lawfully continue to maintain and fund such Eurodollar Loans to such day(s) or (2) immediately if such Bank may not lawfully continue to fund and maintain such Eurodollar Loans to such day(s), provided that in such event the conversion shall not be subject to payment of a prepayment fee under Section 3.3(c). In the event that such Bank is unable, for the reasons set forth above, to make, maintain or fund any Eurodollar Loan, such Bank shall fund such amount as a Prime Rate Loan, and such amount shall be treated in all respects as a Prime Rate Loan.

                (b) If, with respect to any proposed Eurodollar Loan:

                        (1) Agent reasonably determines that, by reason of
                Special Eurodollar Circumstances, deposits in dollars (in the applicable amounts) are not being offered to each of the Banks in the Designated Eurodollar Market for the applicable Eurodollar Period; or

                        (2) the Requisite Banks advise Agent that the Eurodollar
                Rate as determined by the Banks (i) does not represent the effective pricing to the Banks for deposits in dollars in the Designated Eurodollar Market in the relevant amount for the applicable Eurodollar Period, or (ii) will not adequately and fairly reflect the cost to such Banks of making the applicable Eurodollar Loans;


        then Agent forthwith shall give notice thereof to Borrowers and the Banks, whereupon until Agent notifies Borrowers that the circumstances giving rise to such suspension no longer exist, and the obligation of the Banks to make any future Eurodollar Loans shall be suspended.

                (c) Upon payment or prepayment of any Eurodollar Loan, or conversion of a Eurodollar Loan to a Prime Rate Loan (other than as the result of a conversion required under Section 3.3(a)), on a day other than the last day in the applicable Eurodollar Period (whether voluntarily, involuntarily, by reason of acceleration, or otherwise), Borrowers shall pay to the Banks an amount equal to the accrued interest on the amount prepaid plus a prepayment fee equal to the amount (if any) by which: (1) the additional interest which would have been payable on the amount prepaid had it not been paid until the last day of the Eurodollar Period, exceeds (2) the interest which would have been recoverable by placing the amount prepaid on deposit in the Eurodollar market for a period starting on the date on which it was prepaid and ending on the last day of the Eurodollar Period for such portion, plus all reasonable out-of-pocket expenses incurred by Banks and reasonably attributable to such payment or prepayment; provided that no prepayment fee shall be payable (and no credit or rebate shall be required) if the product of the foregoing formula is not positive. Each Bank's determination of the amount of any prepayment fee payable under this
        Section 3.3(c) shall be conclusive in the absence of manifest error.

                (d) Borrowers hereby indemnify each Bank against, and agree to hold each Bank harmless from and reimburse each Bank on demand for, all reasonable costs, expenses, claims, penalties, liabilities, losses, legal fees and damages (including, without limitation, any interest paid by any Bank for deposits in dollars in the Designated Eurodollar Market and any loss sustained by any Bank in connection with the reemployment of funds) incurred or sustained by such Bank, as reasonably determined by such Bank, as a result of any failure of Borrowers to borrow on the date or in the amount specified in any Request for Loan or Request for Redesignation of Loans; provided that such Bank shall not be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. The determination of such amount by each Bank shall be conclusive in the absence of manifest error.

                (e) Any Bank requesting any payment from Borrowers under this
        Section 3.3, shall, at the request of Borrowers, provide reasonable detail to Borrowers regarding the manner in which the amount of any such payment has been determined.

        2.4 Letter of Credit Fees. Borrowers shall pay to the Issuing Bank a letter of credit fee of 1.5% of the face amount of the Standby Letter of Credit for the term of each Standby Letter of Credit issued under Section 2.6, payable at the time of issuance. Each Standby Letter of Credit fee is earned upon issuance of each Standby Letter of Credit and is nonrefundable. The Issuing Bank promptly shall make available to Agent in immediately available funds, and Agent promptly shall make available to Banks in immediately available funds, pro rata according to their percentages of the Commitment, the portion of each Standby Letter of Credit fee which is for the account of Banks as aforesaid.

        3.5 Agent Fee. From and after such time as this credit facility shall be syndicated by Agent, Borrowers shall pay Agent an agency fee in the amount and at the times set forth in the Fee Letter.

        3.6 Late Payments/Default Rate.

                (a) Should any installment of principal or interest or any fee or cost or other amount payable under any Loan Document to Agent or any Bank not be paid when due, such installment shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to two percent (2.0%) above the then prevailing applicable Prime Rate based interest rate for all Loans made hereunder, to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including, without limitation, interest on past due interest) shall be compounded monthly, on the last day of each calendar month, to the fullest extent permitted by applicable Law and payable on the first day of the following month.

                (b) Upon the occurrence and during the continuance of any other Event of Default, at the option of the Requisite Banks, Borrowers shall pay interest on the outstanding principal and interest at the Default Rate. This shall not constitute a waiver of any Event of Default.

        3.7 Computation of Interest and Fees. All computations of interest and fees under any Loan Document that relate to any Prime Rate Loan or any Eurodollar Loan shall be calculated on the basis of a year of 360 days and the actual number of days elapsed.

        3.8 Non-Banking Days. If any payment to be made by Borrowers or any other Party under any Loan Document shall come due on a day other than a Banking Day (and a Eurodollar Banking Day, in the case of a Eurodollar Loan), payment shall be made on the next succeeding Banking Day (and, in the case of a Eurodollar Loan, the next succeeding Eurodollar Banking Day that is also a Banking Day) and the extension of time shall be reflected in computing interest.

        3.9 Manner and Treatment of Payments.

                (a) Borrowers agree that interest and principal payments and any fees will be deducted automatically on the due date from the Designated Deposit Account, or any other accounts of Borrowers held by Agent which contain sufficient funds. Such debits shall occur on the dates the payments become due. If the due date does not fall on a Banking Day, Agent will cause such debits to be made on the first Banking Day following the due date. Borrowers shall maintain sufficient funds in the Designated Deposit Account on the dates Agent enters debits authorized by this Agreement. If there are insufficient funds in the Designated Deposit Account or the other accounts of Borrowers on the date Agent enters any debit authorized by this Agreement, Borrowers shall immediately, after notice from Agent, pay such shortfall to Agent. The amount of all payments received by Agent for the account of each Bank shall be immediately paid by Agent to the applicable Bank in immediately available funds. All payments shall be made in lawful money of the United States of America.

                (b) Each Bank shall use its best efforts to keep a record of Loans made by it and payments received by it with respect to each Note and such record shall be presumptive evidence of the amounts owing.

                (c) Each payment or prepayment on account of any Loan shall be made and applied pro rata according to the outstanding Loans made by each Bank.

                (d) Each payment of any amount payable by Borrowers and/or any other Party under this Agreement and/or any other Loan Document shall be made free and clear of, and without reduction by reason of, any taxes, assessments or other charges imposed by any Governmental Agency, central bank or comparable authority.

        3.10 Funding Sources. Nothing in this Agreement shall be deemed to obligate Agent or any Bank to obtain the funds for any Loan in any particular place or manner or to constitute a representation by Agent or any Bank that it has obtained or will obtain the funds for any Loan in any particular place or manner.

        3.11 Failure to Charge Not Subsequent Waiver. Any decision by Agent or any Bank not to require payment of any interest (including default interest), fee, cost or other amount payable under any Loan Document on any occasion shall in no way limit or be deemed a waiver of Agent's or such Bank's right to require full payment of any interest (including default interest), fee, cost or other amount payable under any Loan Document on any other or subsequent occasion.

        3.12 Agent's Right to Assume Payments Will be Made by Borrowers. Unless Agent shall have been notified by Borrowers prior to the date on which any payment to be made by Borrowers hereunder is due that Borrowers do not intend to remit such payment, Agent may, in its discretion, assume that Borrowers will make such payment when so due and Agent may, in its discretion and in reliance upon such assumption, make available to each Bank on such payment date an amount equal to such Bank's share of such assumed payment. If Borrowers do not in fact make such payment to Agent, each Bank shall forthwith on demand repay to Agent the amount of such assumed payment made available to such Bank, together with interest thereon in respect of each day from and including the date such amount was made available by Agent to such Bank to the date such amount is repaid to Agent at a rate per annum equal to the actual cost to Agent of funding such amount as notified by Agent to such Bank.

        3.13 Survivability. All of Borrowers' obligations under this Article 3 shall survive for one year following the date on which all Loans hereunder are fully paid.

        3.14 Unused Line Fee. On the last day of each calendar quarter, commencing with the first such date to occur after the Closing Date, Borrower shall pay to Banks a fee of .25% per annum based on the difference between the Commitment and an amount equal to the weighted average Total Outstanding during the previous quarterly period or portion thereof.

                                   ARTICLE 4
                         REPRESENTATIONS AND WARRANTIES


        Borrowers represent and warrant to Agent and each Bank, as of the Closing Date, that:

        4.1 Existence and Qualification; Power; Compliance With Laws.

                (a) SCC, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. The chief executive offices of SCC, Inc. are in Los Angeles, California.

                (b) The Spectrum Club Company, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (c) Pontius Realty, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (d) Sports Club, Inc. of California is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (e) Irvine Sports Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (f) The SportsMed Company, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (g) SCC Sports Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of Texas. Its chief executive offices are in Los Angeles, California.

                (h) L.A./Irvine Sports Clubs, Ltd. is a limited partnership duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (i) Talla New York, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of New York. Its chief executive offices are in Los Angeles, California.

                (j) Canoga Agoura Spectrum Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (k) Green Valley Spectrum Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of Nevada. Its chief executive offices are in Los Angeles, California.

                (l) TVE, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (m) Spectrum Club, Anaheim, a California Corporation, is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (n) Spectrum Liquidating Corp. is a corporation duly formed, validly existing and in good standing under the Laws of California. Its chief executive offices are in Los Angeles, California.

                (o) Washington D.C. Sports Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Its chief executive offices are in Los Angeles, California.

                (p) SF Sports Club, Inc. is a corporation duly formed, validly existing and in good standing under the Laws of Delaware. Its chief executive offices are in Los Angeles, California.

                (q) HFA Services, Inc. is a corporation duly formed, validly existing and in good standing under the laws of California. Its chief executive offices are in Los Angeles, California.

                (r) NY Sports Club, Inc. is a corporation duly formed, validly existing and in good standing under the laws of Delaware. Its chief executive offices are in Los Angeles, California.


Each Borrower is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing would not have a material adverse effect on the business, operations or condition (financial or otherwise) of such Borrower and its Subsidiaries, taken as a whole. Each Borrower has all requisite power and authority to conduct its business, to own and lease its Properties and to execute, deliver and perform all of its Obligations under the Loan Documents. All outstanding shares of capital stock of each Borrower, as applicable, are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws. Each Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure so to comply, file, register, qualify or obtain exemptions would not have a material adverse effect on the business, operations or condition (financial or otherwise) of such Borrower and its Subsidiaries, taken as a whole.

        4.2 Authority; Compliance With Other Agreements and Instruments and Government Regulations. The execution, delivery and performance by each Borrower and its Subsidiaries of the Loan Documents to which it is a Party have been duly authorized by all necessary action, and do not and will not:

                (a) Except as set forth in Schedule 4.2, require any consent or approval not heretofore obtained of any partner, director, stockholder, security holder or creditor;

                (b) Violate or conflict with any provision of such Party's partnership agreement, certificate of limited partnership, charter, articles of incorporation or bylaws, or amendments thereto, as applicable;

                (c) Result in or require the creation or imposition of any Lien or Right of Others (other than as provided under the Loan Documents) upon or with respect to any Property now owned or leased or hereafter acquired by such Party;

                (d) Violate any provision of any Law (including, without limitation, Regulations T, U and/or X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award presently in effect and having applicability to such Party; or

                (e) Result in a breach of or constitute a default under, or cause or permit the acceleration of any obligation owed under, any indenture or loan or credit agreement or any other material agreement, lease or instrument to which such Party is a party or by which such Party or any of its Property is bound or affected;


and no Borrower nor any Subsidiary thereof is in default under any Law, order, writ, judgment, injunction, decree, determination or award, or any indenture, agreement, lease or instrument described in this Section 4.2(e), in any respect that is materially adverse to the interests of Agent or any Bank or that would have any material adverse effect on the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole.

        4.3 No Governmental Approvals Required. No authorization, consent, approval, order, license or permit from, or filing, registration or qualification with, or exemption from any of the foregoing from, any Governmental Agency is or will be required to authorize or permit under applicable Law the execution, delivery and performance by any Borrower or any Subsidiary thereof of the Loan Documents to which it is a Party.

        4.4 Subsidiaries.

                (a) Except as described in Schedule 4.4, Borrowers do not own any capital stock, partnership interest, joint venture interest or other equity interest in any Person. Unless otherwise indicated in Schedule
        4.4 all of the outstanding shares of capital stock or partnership or joint venture interests of each Borrower are owned of record and beneficially by Borrowers and all securities and interests so owned are duly authorized, validly issued, fully paid, non-assessable and issued in compliance with all applicable state and federal securities and other Laws, and are free and clear of all Liens and Rights of Others.

                (b) Each Subsidiary identified in Schedule 5.2 as an "Inactive Subsidiary" has (i) aggregate collections or distributions of cash from its operations of less than $50,000 and (ii) no tangible or intangible real or personal property assets having an aggregate fair market value in excess of $50,000.

                (c) Each Subsidiary of each Borrower is a legal entity of the form described for that Subsidiary in Schedule 4.4, duly formed, validly existing and in good standing under the Laws of its jurisdiction of formation, is duly qualified or registered to transact business and is in good standing in each other jurisdiction in which the conduct of its business or the ownership or leasing of its Properties makes such qualification or registration necessary, except where the failure so to qualify or register and to be in good standing does not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole, and has all requisite legal power and authority to conduct its business and to own and lease its Properties and to execute, deliver and perform all of its Obligations under the Loan Documents.

                (d) Each Subsidiary of each Borrower is in compliance with all Laws and other legal requirements applicable to its business, has obtained all authorizations, consents, approvals, orders, licenses and permits from, and has accomplished all filings, registrations and qualifications with, or obtained exemptions from any of the foregoing from, any Governmental Agency that are necessary for the transaction of its business, except where the failure to so comply, file, register, qualify or obtain exemptions would not have a material adverse effect on the business, operations or condition (financial or otherwise) of the Borrowers and their Subsidiaries, taken as a whole.

        4.5 Financial Statements and Title to Assets.

                (a) Borrowers have furnished to Agent and Banks (i) the audited consolidated balance sheet of Borrowers and their Subsidiaries as at December 31, 1998, and the audited consolidated income statement and cash flow statement of Borrowers and their Subsidiaries for their fiscal year then ended, (ii) the unaudited individual Club operating statements for the month of December, 1998 and for the fiscal year then ended, and
        (iii) the unaudited balance sheets of Green Valley Spectrum Club, Inc., Irvine Sports Club, Inc., and Canoga Agoura Spectrum Club, Inc. as at December 31, 1998. Such financial statements fairly present the financial condition, results of operations and cash flow of Borrowers and their Subsidiaries, or Green Valley Spectrum Club, Inc., Irvine Sports Club, Inc., or Canoga Agoura Spectrum Club, Inc., as the case may be, as at such dates and for such periods, in conformity with generally accepted accounting principles, consistently applied, provided that the balance sheets and statements referred to in (ii) and (iii) above are subject to normal year-end audit adjustments.

                (b) Each of Green Valley Spectrum Club, Inc.; Irvine Sports Club, Inc.; and Canoga Agoura Spectrum Club, Inc. holds (subject only to Liens permitted pursuant to Section 6.9(a)) good and marketable title to, and all rights and interest in, all such Property shown in the most recent financial statement referred to in Section 4.5 as is necessary for the operation and conduct of, or is otherwise reasonably related to the operation of, The Sports Club/Las Vegas, The Sports Club/Irvine and The Spectrum Club/Agoura Hills and The Spectrum Club/Canoga Park, respectively (including but not limited to all rights under any membership contracts or agreements with users or potential users of the same), and enjoys peaceful and undisturbed possession of all such Property.

        4.6 No Other Liabilities; No Material Adverse Changes. Except as set forth in Schedule 4.6 hereto, Borrowers and their Subsidiaries do not have any material liability or material contingent liability not reflected or disclosed in the financial statements or notes thereto described in Section 4.5. There has been no material adverse change in the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, since the date of the financial statements described in Section 4.5(b).

        4.7 Intangible Assets. Borrowers and their Subsidiaries own, or possess the unrestricted right to use, all trademarks, trade names, copyrights, patents, patent rights, licenses and deferred tax assets that are used in the conduct of their businesses as now operated, and no such intangible asset, to the best knowledge of Borrowers, conflicts with the valid trademark, trade name, copyright, patent, patent right or deferred tax asset of any other Person to the extent that such conflict would have a material adverse effect on the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole.

        4.8 Filing of Financing Statements. Upon the filing and/or recording of financing statements describing the Collateral with the Governmental Agencies listed in Schedule 4.8, and except for the requirement that continuation statements periodically be filed and/or recorded with respect thereto, and upon the taking of possession of the stock certificates representing all of the issued and outstanding capital stock of Canoga Agoura Spectrum Club, Inc., Green Valley Spectrum Club, Inc. and Irvine Sports Club, Inc., all necessary steps will have been taken to fully perfect and to maintain fully perfected the Liens of Agent and Banks on the Collateral, to the fullest extent that such Liens may be perfected pursuant to Article 9 of the Uniform Commercial Code.

        4.9 Public Utility Holding Company Act. No Borrower or any Subsidiary thereof is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

        4.10 Litigation. Except for (a) the matters set forth in Schedule 4.10,
(b) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, or (c) any matter, or series of related matters, involving a threatened claim against Borrowers of less than $100,000, there are no actions, suits or proceedings pending or, to the best knowledge of Borrowers, threatened against or affecting Borrowers or any of its Subsidiaries or any Property of any of them in any court of Law or before any Governmental Agency.

        4.11 Binding Obligations. Each of the Loan Documents to which any Borrower or any Subsidiary thereof is a Party will, when executed and delivered by such Party, constitute the legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms.

        4.12 No Default. No event has occurred and is continuing that is a Default.

        4.13 ERISA.

                (a) Except as disclosed in Schedule 4.13, there are no Plans.

                (b) With respect to each Plan:

                        (1) such Plan complies in all material respects with
                ERISA and any other applicable Law;

                        (2) such Plan has not incurred any material "accumulated
                funding deficiency", as that term is defined in Section 302 of ERISA;

                        (3) no "reportable event" (as defined in Section 4043 of
                ERISA) has occurred that could result in the termination or disqualification of such Plan; and

                        (4) no Borrower nor any Subsidiary thereof has engaged
                in any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1954, as amended).

                (c) no Borrower nor any Subsidiary thereof is or has been a party to any Multi-employer Plan.

                (d) Borrowers and their Subsidiaries are in compliance with each covenant contained in Section 6.6.

        4.14 Regulations T, U and X; Investment Company Act. No Borrower nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" or "margin security" within the meanings of Regulations T, U or X, respectively, of the Board of Governors of the Federal Reserve System. If requested by Agent or any Bank, Borrowers will furnish or will cause their Subsidiaries, as requested, to furnish Agent or any Bank with a statement or statements in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U of said Board of Governors. No part of the proceeds of any Loan hereunder will be used to purchase or carry any such "margin security" or "margin stock" or to extend credit to others for the purpose of purchasing or carrying any such "margin security" or "margin stock" in violation of Regulations T, U or X of said Board of Governors. No Borrower nor any of its Subsidiaries is or is required to be registered under the Investment Company Act of 1940.

        4.15 Disclosure. No written statement made by Borrowers or any Subsidiary thereof to Agent or any Bank in connection with this Agreement, or in connection with any Loan, or in connection with the issuance of any Standby Letter of Credit, contains any untrue statement of a material fact or omits a material fact necessary to make the statement made not misleading. To the best knowledge of Borrowers, there is no fact which Borrowers have not disclosed to Agent and Banks in writing which materially and adversely affects nor, so far as Borrowers can now foresee, is reasonably likely to prove to affect materially and adversely the business, operations, Properties, prospects, profits or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, or the ability of Borrowers and their Subsidiaries to perform their Obligations under the Loan Documents.

        4.16 Tax Liability. Borrowers and their Subsidiaries have filed all income tax returns which are required to be filed, and have paid, or made provision for the payment of, all taxes which have become due pursuant to said returns or pursuant to any assessment received by any Borrower or any Subsidiary thereof, except such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided.

        4.17 Projections. The financial projections set forth in Schedule 4.17 are based on facts known to Borrowers and on assumptions that are reasonable and consistent with such facts.

To the best knowledge of Borrowers, except as may be disclosed on Schedule 4.17, no material fact or assumption is omitted as a basis for such projections, and such projections are reasonably based on such facts and assumptions. Nothing in this Section 4.17 shall be construed as a representation that such projections in fact will be achieved.

        4.18 Fiscal Year. Borrowers and their Subsidiaries each operate on a fiscal year corresponding to the calendar year and ending on December 31, the fiscal months of which correspond to the calendar months of the calendar year.

        4.19 Employee Matters. There is no strike, work stoppage or labor dispute with any union or group of employees pending or overtly threatened involving Borrowers or any of their Subsidiaries. Since January 1, 1999, there has been no increase in the salary, bonus or other compensation arrangements of the employees of Borrowers and their Subsidiaries other than normal increases in the ordinary course of business.

        4.20 Solvency. Each Borrower is and will continue to be Solvent taking into account, among other things, (a) the proceeds of the Loans and the Senior Notes derived by that Borrower, (b) all indebtedness of that Borrower evidenced by the Notes and (c) all indebtedness and obligations of that Borrower evidenced by the Senior Notes and the guarantees thereof.

        4.21 Year 2000.

                (a) All reprogramming and testing reasonably required to ensure the Year 2000 Compliance of all critical systems (and all software, hardware, firmware, and goods relating thereto) of Borrowers will be completed on or before September 30, 1999. The cost to Borrowers of such reprogramming and testing and of the reasonably foreseeable consequences of the year 2000 on such systems and equipment (including reprogramming errors) will not result in any Event of Default, Default or a material adverse effect upon the operations, business, properties, condition (financial or otherwise) or prospects of Borrowers taken as a whole, or a material impairment of Borrowers' abilities to perform under any Loan Document. Except for such of the foregoing reprogramming and testing as may be necessary, the critical computer and management information systems of Borrower are and, with ordinary course upgrading and maintenance, will continue to be sufficient to permit Borrowers to conduct their businesses in a manner consistent with past practice.

                (b) Borrowers have made appropriate inquiry of all suppliers and vendors that are material to the business of any Borrower and each such Person has provided assurance to Borrowers that all reprogramming and testing reasonably required to ensure the Year 2000 Compliance of all software, hardware, firmware, goods and systems (including systems and equipment with which Borrowers' systems interface) of such Person will be completed in a timely manner and will continue to be sufficient to permit Borrowers to conduct their businesses in a manner consistent with past practice.

        4.22 Valid Issuance of Senior Notes. The Senior Notes to be issued and sold on or before the Closing Date by SCC, Inc., when issued and delivered, will be duly and validly issued in compliance with all applicable laws. The issuance and sale of the Senior Notes will, upon such issuance and sale, either (i) have been registered or qualified under applicable federal and state securities laws or (ii) be exempt therefrom.

        4.23 Offering Circular. SCC, Inc. has delivered to Agent a complete and correct copy of the Circular Statement prepared in connection with the offering and sale of the Senior Notes. Such Offering Statement (including, without limitation, the financial statements and other financial and statistical information contained therein) does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

        4.24 Senior Note Documents. Each of the Senior Notes, the Indenture relating to the Senior Notes, the guarantees of the Senior Notes executed and delivered by Borrowers and each other agreement and instrument entered into by any Borrower in connection therewith constitutes, or when executed and delivered will constitute, the legal, valid and binding obligation of each of the parties thereto, and each of such agreements and instruments will be enforceable in accordance with its respective terms. No party to any such agreements and instruments is in violation of any term or provision thereof.

        4.25 Capitalization of Canoga Agoura Spectrum Club, Inc. SCC, Inc. has contributed sufficient capital to Canoga Agoura Spectrum Club, Inc. to enable Canoga Agoura Sports Club Company, Inc. to meet its anticipated liabilities as they mature.

                                   ARTICLE 5
                              AFFIRMATIVE COVENANTS
                           (OTHER THAN INFORMATION AND
                             REPORTING REQUIREMENTS)


        So long as any Loan or any other indebtedness owing in connection therewith remains unpaid hereunder or any portion of the Commitment remains outstanding, Borrowers shall, and shall cause each of its Subsidiaries to, unless the Requisite Banks otherwise consent in writing:

        5.1 Payment of Taxes and Other Potential Charges. Pay and discharge promptly all taxes, assessments and governmental charges or levies imposed upon any of them, upon their respective Property or any part thereof, upon their respective income or profits or any part thereof or upon any right or interest of Agent or any Bank under any Loan Document, except that Borrowers and their Subsidiaries shall not be required to pay or cause to be paid (a) any income or gross receipts tax generally applicable to banks or (b) any tax, assessment, charge or levy that is not yet past due, or is being contested in good faith by appropriate proceedings, so long as the relevant entity has established and maintains adequate reserves for the payment of the same and by reason of such nonpayment and contest no material item or portion of Property of Borrowers and their Subsidiaries, taken as a whole, is in jeopardy of being seized, levied upon or forfeited.

        5.2 Preservation of Existence. Preserve and maintain their respective existences, except for mergers permitted in Section 6.3 of this Agreement. Preserve and maintain all material licenses, rights, franchises and privileges in the jurisdiction of their formation and all authorizations, consents, approvals, orders, licenses, permits, or exemptions from, or registrations with, any Governmental Agency that are necessary for the transaction of their respective business. Qualify and remain qualified to transact business in each jurisdiction in which such qualification is necessary in view of their respective business, except any Subsidiaries listed in Schedule 5.2 that are inactive or have immaterial assets. With respect to any Subsidiaries listed in
Schedule 5.2 that are inactive or have immaterial assets, Borrowers shall immediately give Agent and Banks written notice of any change in such entities' respective existences or statuses of qualification.

        5.3 Maintenance of Properties. Maintain, preserve and protect all of their respective Properties and equipment in good order and condition, subject to replacement wear and tear in the ordinary course of business, and not permit any waste of their respective Properties, except that the failure to maintain, preserve and protect a particular item of Property or equipment that is not of significant value, either intrinsically or to the operations of Borrowers and their Subsidiaries, taken as a whole, shall not constitute a violation of this covenant.

        5.4 Maintenance of Insurance. Maintain liability and casualty insurance with responsible insurance companies acceptable to the Requisite Banks in such amounts and against such risks as is usually carried by responsible companies engaged in similar businesses and owning similar Properties in the general areas in which Borrowers and their Subsidiaries operate; and, as requested by the Agent, cause Agent and Banks to be designated as additional insured and loss payees with respect to such insurance, and obtain the written agreement of such insurers that such insurance shall not be canceled or terminated, nor shall the coverage or terms or exclusions thereof be materially modified, without at least thirty (30) days prior written notice to Agent.

        5.5 Compliance With Laws. Comply with the requirements of all applicable Laws and orders of any Governmental Agency, noncompliance with which could materially adversely affect the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, except that Borrowers and their Subsidiaries need not comply with a requirement then being contested by any of them in good faith by appropriate proceedings so long as no interest of Agent or any Bank would be materially impaired thereby.

        5.6 Additional Borrowers. In the event (i) the aggregate amount of all advances to, investments in or commitments to any Non-Borrower Affiliate by Borrowers, after the date hereof, exceeds at any time $200,000, in addition to the amounts set forth for the Non-Borrower Affiliates in Schedule 5.6, but excluding accrued management fees owing to Borrowers from such Non-Borrower Affiliates, (ii) any Non-Borrower Affiliate identified in Schedule 5.2 ceases to meet the criteria for an "Inactive Subsidiary" set forth in Section 4.4(b) of this Agreement, (iii) any Borrower becomes a majority shareholder or a general partner of any Non-Borrower Affiliate now or hereafter existing, or (iv) any Borrower or Borrowers, taken as a whole, obtain a majority of the partnership or other ownership interests of any Non-Borrower Affiliate, Borrowers shall cause such Non-Borrower Affiliate to become a Borrower hereunder or enter into such other agreement or arrangement with Banks concerning such Non-Borrower Affiliate as may be acceptable to the Requisite Banks in its sole discretion. In order to add a Non-Borrower Affiliate as a Borrower hereunder, the Borrowers shall deliver to Agent and Banks (a) the agreement of such Non-Borrower Affiliate to be added as a Borrower hereunder and to be bound by the terms hereof, (b) the agreement of the owners of all capital stock or other ownership interests, as applicable, of such new Borrower to become a party to a Pledge

Agreement, in the form prescribed by Agent, (c) the certificates and other documents required to be delivered pursuant to the terms of such Pledge Agreement, and (d) such other documents as the Requisite Banks may reasonably require. Schedule 5.6 attached hereto sets forth as of the date hereof the amount of all advances to, investments in or commitments to any Non-Borrower Affiliate by Borrowers, the percentage ownership of each Borrower in any Non-Borrower Affiliate, and Borrowers which are general partners of any Non-Borrower Affiliate.

        5.7 Inspection Rights. Upon reasonable notice by Agent or any Bank to Borrowers, at any time during regular business hours and as reasonably requested, permit Agent or any Bank, or any employee, agent or representative thereof, to examine, audit and make copies and abstracts from the records and books of account and to visit and inspect the Properties of Borrowers and their Subsidiaries and to discuss the affairs, finances and accounts of Borrowers and their Subsidiaries with any of their officers and key employees, customers or vendors, and, upon request, furnish promptly to Agent or any Bank true copies of all financial information and internal management reports made available to the senior management of Borrowers or any of their Subsidiaries. If any of Borrowers' Property, books or records are in the possession of a third party, Borrowers, upon not less than three (3) days' advance notice, hereby authorize such third party to permit Agent or Banks to have access to perform inspections or audits and to respond to Agent's or a Bank's request for information concerning such Property, books or records. If an Event of Default has occurred and is continuing, no advance notice of any audits and inspections shall be required.

        5.8 Keeping of Records and Books of Account. Keep adequate records and books of account reflecting all financial transactions in conformity with generally accepted accounting principles, consistently applied, and in material conformity with all applicable requirements of any Governmental Agency having regulatory jurisdiction over Borrowers or any of their Subsidiaries.

        5.9 Compliance With Agreements, Duties and Obligations. Promptly and fully comply with all their respective agreements, duties and obligations under the Loan Documents, and with material terms of any other material agreements, indentures, leases and/or instruments to which any one or more of them is a party, whether such other agreements, indentures, leases and/or instruments are with Agent and any Bank or another Person.

        5.10 Use of Proceeds. Use the proceeds of the Loans for the following purposes only: (i) for working capital purposes; (ii) for Capital Expenditures;
(iii) for Standby Letters of Credit; (iv) to fund non-hostile Acquisitions; and
(v) to fund New Club Developments.

        5.11 Establishment of Accounts. Not later than ninety (90) days following the execution of this Agreement: (i) each of Canoga Agoura Spectrum Club, Inc. and Irvine Sports Club, Inc. shall have established one account at, and shall have caused all of its bank accounts to be established at, Agent's Office and shall have executed sweep instructions in form and substance satisfactory to Agent providing, among other things, that without the consent of Agent, no monies shall be swept from any of their accounts to the account of any other Person following the occurrence of a Default; (ii) Green Valley Spectrum Club, Inc. shall have executed, and shall have caused each bank at which its bank accounts may be located to execute, sweep instructions in form and substance satisfactory to Agent, providing, among other things, that, absent written consent of Agent to the contrary, all monies in such accounts will, without impairment or limitation (other than the right of the bank to offset its usual and customary fees and expenses with respect to such accounts) be swept to an account at Agent's Office following a Default; and (iii) each other Borrower shall, to the extent it, or a Club that it owns, is located within reasonable proximity to a branch of Agent, have caused all of its bank accounts or the bank accounts of such Club, respectively, to be established at Agent's Office or such branch of Agent, provided, however, that, in the event such other Borrower wishes for valid business reasons to establish an account at a location that is not within reasonable proximity to a branch of Agent, such Borrower may establish such account at a financial institution other than Agent with the prior written approval of Agent (which shall not be unreasonably withheld). Agent hereby disclaims any banker's lien it may have at law on any account, at Agent's office or at any other branch of Agent, in which none of Irvine Sports Club, Inc., Canoga Agoura Spectrum Club, Inc. or Green Valley Spectrum Club, Inc. has any ownership interest.

        5.12 Year 2000 Compliance. Borrowers shall perform all acts reasonably necessary to ensure that all critical systems (and all software, hardware, firmware, equipment, and goods relating thereto) of Borrowers become Year 2000 Compliant on or before September 30, 1999. Such acts will include, without limitation, a comprehensive review and assessment of all such systems (including all software, hardware, firmware, and goods relating thereto) and adopting a detailed plan, with itemized budgets, for the remediation, monitoring and testing of the same. Borrowers shall, immediately upon request, provide to Agent such certifications or other evidence of compliance with this Section 5.12 as Agent may from time to time require.

                                   ARTICLE 6
                               NEGATIVE COVENANTS


        So long as any Loan or other indebtedness owing in connection therewith remains unpaid hereunder or any portion of the Commitment remains outstanding, Borrowers shall not (and shall cause each of their Subsidiaries to not) unless the Requisite Banks otherwise consent in writing:

        6.1 Disposition of Property. Except as set forth on Schedule 6.1, sell, assign, exchange, transfer, lease or otherwise dispose of, or contract to sell, assign, exchange, transfer, lease or otherwise dispose of, any of their respective Properties, whether now owned or hereafter acquired, and whether to an Affiliate or otherwise, except (a) Properties sold, assigned, exchanged, transferred, leased or otherwise disposed of in the ordinary course of business, and (b) as permitted under Section 6.3.

        6.2 Transactions with Borrowers and Non-Borrower Affiliates. Advance funds to, guarantee obligations of, or make any other investments in or commitments or make distributions to any Non-Borrower Affiliate unless (a) such Non-Borrower Affiliate is made a Borrower under this Agreement or some other arrangement acceptable to the Requisite Banks in their sole discretion is made in accordance with Section 5.6, or (b) the aggregate amount of all advances to, guaranties of, investments in and commitments to all Non-Borrower Affiliates does not exceed $200,000, in addition to the amounts set forth for the Non-Borrower Affiliates in Schedule 5.6, but excluding accrued management fees owing to Borrowers from such Non-Borrower Affiliates, Borrowers shall provide Agent and Banks a monthly report detailing such transactions, such report to be in a form as is acceptable to Agent and Requisite Banks. The Borrowers shall have the right, with the consent of the Requisite Banks, not to be unreasonably withheld but subject to such terms and conditions as the Requisite Banks may require, to add any Non-Borrower Affiliate as a Borrower hereunder.

        6.3 Mergers, Acquisitions and New Club Developments.

                (a) Merge, consolidate or amalgamate with or into any Person, except mergers, consolidations or amalgamations of a Subsidiary of a Borrower into a Borrower (with such Borrower as the surviving entity) prior notice of the details of which shall have been given to Agent and Banks, or mergers, consolidations or amalgamations in connection with an Acquisition or New Club Development permitted pursuant to Section 6.3(b) or 6.3(c).

                (b) Except as set forth on Schedule 6.3(b), make any Acquisition or enter into any agreement to make any Acquisition, provided that the consent of the Requisite Banks shall not be required in connection with any Acquisition satisfying the following conditions: (i) such Acquisition requires payment of an amount of less than either (A) $10,000,000 of total consideration in connection with such Acquisition alone or (B) $15,000,000 of total consideration when such Acquisition is combined with all other Acquisitions made by Borrowers during the twelve months prior to such Acquisition, excluding Borrowers' investment in the Vertical Club and Borrowers' investment in any Acquisition set forth on
        Schedule 6.3(b) or approved after the date of this Agreement by the Requisite Banks, (ii) such Acquisition is not for a sum greater than seven and one-half (7.5) times the EBITDA of the acquired entity, with adjustments acceptable to Banks for identifiable savings which will occur as a result of such Acquisition, or (iii) such Acquisition is not of an entity engaged in a business different from that of Borrowers. In connection with an Acquisition meeting the above requirements, the Borrowers may enter into a partnership or a corporate or other joint venture with one or more unaffiliated Persons.

                (c) Except as set forth on Schedule 6.3(c), pursue any New Club Development, provided that the consent of the Requisite Banks shall not be required for a New Club Development satisfying the following conditions: (i) such New Club Development is, at time of Borrowers' commitment to proceed with the same, projected to generate positive EBITDA for the twelve-month period commencing on the first anniversary following completion of such New Club Development; and (ii) Borrowers do not expend more than $5,000,000 on such New Club Development alone or more than $10,000,000 when the expenditures for such New Club Development are combined with all other New Club Development expenditures during the twelve months prior to the commencement of such New Club Development, exclusive of expenditures in connection with existing development projects set forth on Schedule 6.3(c) or approved after the date of this Agreement by the Requisite Banks.

                (d) [Intentionally Omitted.]

                (e) Prior to any Acquisition, Borrowers shall deliver to Agent and Banks (i) an executive summary of the Acquisition in form and substance acceptable to Agent and

        Banks, (ii) a multi-year financial forecast, including assumptions,
        (iii) a pro forma financial statement giving effect to the proposed Acquisition, (iv) a pro forma compliance certificate executed by a Responsible Official of a Borrower certifying that giving effect to the proposed Acquisition, Borrowers shall be in compliance with the terms of this Section 6.3 and all other terms and financial covenants set forth in this Agreement, (v) a schedule of sources and uses of funds, and (vi) such other details about such Acquisition as Agent or any Bank may reasonably request. Prior approval by the Requisite Banks shall be required for every Acquisition other than those permitted under Section 6.3(b) above.

                (f) Prior to any New Club Development, other than a New Club Development approved by the Requisite Banks, Borrowers shall deliver to Agent and Banks (i) an executive summary detailing the development project, demographic and site analysis, cost estimates and financing sources, (ii) a multi-year financial forecast, including assumptions, demonstrating positive projected EBITDA for the twelve-month period commencing on the first anniversary following completion of such New Club Development, (iii) a pro forma compliance certificate executed by a Responsible Officer of a Borrower certifying that giving effect to the proposed development, Borrowers shall be in compliance with the terms of this Section 6.3 and all other terms and financial covenants set forth in this Agreement, and (iv) such other details about such development as Agent or any Bank may reasonably request. Prior approval by the Requisite Banks shall be required for every New Club Development other than those permitted under Section 6.3(c) above.

                (g) [Intentionally Omitted.]

                (h) [Intentionally Omitted.]

                (i) [Intentionally Omitted.]

                (j) Notwithstanding the right of Borrowers' pursuant to Section 6.3(b) and (c) above to make certain Acquisitions or pursue certain New Club Developments without obtaining the prior consent of the Requisite Banks, Borrowers shall notify Agent of, or submit to Agent a formal request for approval of, as applicable, any and all intended Acquisitions or New Club Developments prior to entering into a definitive purchase agreement, in the case of any intended Acquisition, or, in the case of any intended New Club Development, upon the earlier of (i) the approval of such New Club Development by the Board of Directors of the applicable Borrower or (ii) the applicable Borrower's execution of a binding commitment to lease or purchase property or to acquire and develop a new club in connection with such New Club Development.

        6.4 [Intentionally Omitted.]

        6.5 Redemption, Dividends and Distributions; Payments to Partners; Prepayments. Redeem or repurchase any stock, partnership interests or Senior Notes, declare or pay any dividends, make any other distributions, make any prepayment of obligations under the Senior Notes, or make any intercompany loans or advances, in each case whether of capital, income or otherwise and whether in Cash or other Property, except that, subject to applicable statutory restrictions and provided no Event of Default exists or would exist after such action, (a) any Borrower or Subsidiary of a Borrower may, subject to Section 6.2, declare and pay dividends or make other distributions, or make intercompany loans or advances, directly or indirectly, to another Borrower, (b) SCC, Inc. may make a Qualified Stock Repurchase, (c) Borrowers and their Subsidiaries may, subject to Section 6.2, pay partner distributions as required under the partnership agreements as currently in effect as of the date hereof, or with such amendments as are approved in writing by the Requisite Banks, of L.A./Irvine Sports Clubs, Ltd., El Segundo TDC, Ltd., Sports Connection-ES/MB and Reebok-Sports Club/NY or any other entity approved in writing by the Requisite Banks pursuant to Section 5.6 of this Agreement, (d) Borrowers and their Subsidiaries may declare or make operating distributions or declare or pay dividends or make distributions in connection with the purchase of partnership interests in L.A./Irvine Sports Clubs, Ltd., El Segundo TDC, Ltd., Sports Connection-ES/MB and/or Reebok-Sports Club/NY or any other entity approved in writing by the Requisite Banks pursuant to Sections 5.6 and 6.2 of this Agreement, (e) The SportsMed Company, Inc. and/or HFA Services, Inc. shall have the right to repurchase securities pursuant to the terms of the Shareholders Agreements previously entered into by HFA Services, Inc., copies of which Shareholders Agreements have been delivered to Banks, as such Shareholders Agreements are currently in effect as of the date hereof, or with such amendments as are approved in writing by the Requisite Banks, and (f) SCC, Inc. may make prepayments of obligations under the Senior Notes from proceeds of an offering of an equity interest in it provided that (1) SCC, Inc. shall first have repaid, or caused to be repaid, in full all Loans and all other indebtedness owing in connection therewith (but excluding the undrawn amount of any Standby Letter of Credit) and (2) no Default has occurred or would occur as the result of the making of such prepayment.

        6.6 ERISA.

                (a) At any time, maintain, or be or become obligated to contribute on behalf of its employees to, any Plan, other than those Plans disclosed in Schedule 4.13.

                (b) At any time, permit any Plan to:

                        (1) engage in any "prohibited transaction", as such term
                is defined in Section 4975 of the Internal Revenue Code of 1954, as amended;

                        (2) incur any material "accumulated funding deficiency",
                as that term is defined in Section 302 of ERISA; or

                        (3) terminate in a manner which could result in
                liability of Borrowers or any Subsidiary thereof to the Plan or to the PBGC or the imposition of a Lien on the Property of Borrowers or any Subsidiary thereof pursuant to Section 4068 of ERISA.

                (c) At any time, assume any obligation to contribute to any Multiemployer Plan, nor shall Borrowers or any Subsidiary thereof acquire any Person or assets of any Person which has, or has had at any time from and after January 2, 1974, an obligation to contribute to any Multiemployer Plan.

                (d) Fail immediately to notify Agent and Banks of the occurrence of any "reportable event" (as defined in Section 4043 of ERISA) or of any "prohibited transaction" (as defined in Section 4975 of the Internal Revenue Code of 1954, as amended) with respect to any Plan or any trust created thereunder. Upon request by Agent or any Bank, Borrowers promptly shall furnish to Agent and Banks copies of any reports or other documents filed by Borrowers or any Subsidiary thereof with the United States Secretary of Labor, the PBGC and/or the Internal Revenue Service, with respect to any Plan.

                (e) At any time, permit any Plan to fail to comply with ERISA or other applicable Law in any material respect.

        6.7 Change in Nature of Business/Management. Make any material change in the nature of the business of Borrowers and their Subsidiaries, as conducted and presently proposed to be conducted, or remove or allow removal of D. Michael Talla, John Gibbons or Timothy O'Brien from any management position presently held by him, unless evidence of satisfactory progress to procure a replacement acceptable to the Requisite Banks is delivered to Agent and Banks within 30 days thereafter.

        6.8 Real Property Leases. Enter into one or more real property lease agreements (exclusive of any real property lease agreements in connection with a New Club Development or an Acquisition previously approved by the Requisite Banks) requiring lease payments by Borrowers or any of them in excess of $1,500,000 per annum or enter into one or more real property lease agreements on or after the date of this Agreement which, when taken together with real property lease agreements entered into prior to the date of this Agreement, will cause the aggregate amount of lease payments to be made by Borrowers to exceed $14,000,000 in calendar 1999 or $20,200,000 in calendar 2000.

        6.9 Indebtedness, Guaranties and Liens. Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any of their respective Properties, whether now owned or hereafter acquired; create, incur or assume any indebtedness for borrowed money or in connection with the purchase of Property or any liability to the issuer of any letter of credit; guaranty or otherwise become responsible (including, but not limited to, any agreement to purchase any obligations, stock, Property, goods or services or to supply or advance any funds, Property, goods or services) for the indebtedness or obligations of any other Person; or incur any lease obligation that is required to be capitalized under generally accepted accounting principles, except:

                (a) Indebtedness and Liens securing obligations incurred in the ordinary course of business and incurred in connection with purchase money transactions including real estate or equipment or fixture purchases, provided that the amount of such transactions involving purchases of new equipment for existing Clubs (i.e., other than in connection with Acquisitions or New Club Developments, as permitted by
        Section 6.12) shall not exceed an aggregate amount of $10,000,000 principal (or the equivalent thereof);

                (b) Indebtedness evidenced by the Senior Notes in aggregate principal amount not to exceed One Hundred Million Dollars ($100,000,000) and Liens securing the same ("Senior Note Liens"), provided that such Indebtedness and Liens remain at all times subject to the terms of the Intercreditor and Subordination Agreement, except as the Bank may agree otherwise;

                (c) Intentionally omitted;

                (d) Liens securing the claims or demands of materialmen, mechanics, and other like Persons not yet delinquent or being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                (e) Indebtedness, liabilities, guaranties or Liens in favor of Agent and Banks under this Agreement, the Notes and the other Loan Documents;

                (f) Indebtedness and Liens listed on Schedule 6.9 or Indebtedness and Liens arising out of the extension or refinancing of the obligations of Borrowers described on Schedule 6.9, provided that such obligations are not increased and are not secured by any additional property;

                (g) Guaranties arising from endorsement, in the ordinary course of collection, of negotiable instruments;

                (h) Indebtedness and Liens for taxes and assessments or other government charges or levies if not yet due and payable or, if due and payable, which are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained;

                (i) Liens under workers' compensation, unemployment insurance, social security, or similar legislation, if they are being contested in good faith by appropriate proceedings and for which appropriate reserves are maintained; and

                (j) Trade credit for goods and services provided to the Borrowers and the Subsidiaries in the ordinary course of business.

        6.10 Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of Borrowers other than (a) transactions between or among Borrowers and their Subsidiaries so long as, as a result of such transactions, the aggregate amount advanced to, invested in or committed to any Non-Borrower Affiliate on or after January 1, 1999, does not exceed $200,000,
(b) arms-length transactions with Affiliates which are permitted with non-Affiliates pursuant to Sections 6.1, 6.3, 6.5, and (c) those transactions listed in Schedules 6.10 and 6.17.

        6.11 Change in Fiscal Year. Change its fiscal year, or the fiscal months thereof.

        6.12 Capital Expenditures and Purchase Money Transactions. Without the prior written consent of Agent, make or incur obligations for Capital Expenditures in the aggregate for Borrowers and their Subsidiaries in any fiscal year in excess of five percent (5.0%) of

Borrowers' net revenues derived from operation of the Clubs for such fiscal year before restatements for acquisitions accounted for using the pooling method of accounting. For the purpose of determining compliance by Borrowers and their Subsidiaries with the foregoing covenant, the following Capital Expenditures and indebtedness and Liens securing obligations incurred in connection with purchase money equipment financings ("Purchase Money Indebtedness and Liens") shall be excluded:

                        (i) Capital Expenditures made and Purchase Money
                Indebtedness and Liens incurred in connection with, and no later than one year following the consummation of, an Acquisition for which the consent of Banks is not required pursuant to Section 6.3(b), so long as the aggregate amount of such Capital Expenditures and Purchase Money Indebtedness and Liens and of all other expenditures relating to such Acquisition do not exceed the respective limits on total consideration for such Acquisition set forth in Section 6.3(b);

                        (ii) Capital Expenditures made and Purchase Money
                Indebtedness and Liens incurred in connection with, and no later than one year following the consummation of, an Acquisition for which the consent of Banks is required pursuant to Section 6.3(b), so long as the aggregate amount of such Capital Expenditures and Purchase Money Indebtedness and Liens and of all other expenditures relating to such Acquisition do not exceed the total consideration limit imposed for such Acquisition by Banks in issuing their approval of such Acquisition;

                        (iii) Capital Expenditures made and Purchase Money
                Indebtedness and Liens incurred or accrued in connection with, and no later than 120 days following the opening of the related new Club, a New Club Development for which the consent of Banks is not required pursuant to Section 6.3(c), so long as the aggregate amount of such Capital Expenditures and Purchase Money Indebtedness and Liens and of all other expenditures relating to such New Club Development do not exceed the respective limits on total consideration for such New Club Development set forth in
                Section 6.3(c); and

                        (iv) Capital Expenditures made and Purchase Money
                Indebtedness and Liens incurred in connection with, and no later than 120 days following the opening of the related new Club, a New Club Development for which the consent of Banks is required pursuant to Section 6.3(c), so long as the aggregate amount of such Capital Expenditures and Purchase Money Indebtedness and Liens and of all other expenditures relating to such New Club Development do not exceed the total consideration limit imposed by Banks in issuing their approval of such New Club Development.

                        (v) Capital Expenditures set forth on Schedule 6.12.

        6.13 Tangible Net Worth. Permit Tangible Net Worth, as of the last day of any fiscal quarter of Borrowers and their Subsidiaries ending after December 31, 1998, to be less than $80,000,000 plus 75% of Borrowers' cumulative net income after December 31, 1998 not reduced by net losses and increased by one hundred percent (100%) of funds generated from any equity offering occurring after December 31, 1998.

        6.14 Ratio of Total Unsubordinated Liabilities to Tangible Net Worth. Permit the ratio of Total Unsubordinated Liabilities to Tangible Net Worth, as of the last day of any fiscal quarter of Borrowers and their Subsidiaries to be greater than 1.75:1.00.

        6.15 Debt Service Coverage Ratio. For Borrowers and their Subsidiaries, permit the Debt Service Coverage Ratio to be less than (a) 1.40:1.00 for any fiscal quarter to and including the fiscal quarter ending September 30, 1999;
(b) 1.30:1.00 for the fiscal quarters ending December 31, 1999 and March 31, 2000; (c) 1.40:1.00 for the fiscal quarters ending June 30, 2000 and September 30, 2000; and (d) 1.75:1.00 for any fiscal quarter ending thereafter, with such ratio to be calculated at the end of each such fiscal quarter, on a rolling four quarter basis.

        6.16 Certain Inter-Company Indebtedness. Cause or permit any of Green Valley Spectrum Club, Inc., Irvine Sports Club, Inc. or Canoga Agoura Spectrum Club, Inc., following the occurrence of any Default which has been neither waived by Agent nor cured, (a) to advance or pay any funds to any other Borrower (except in payment for goods and services provided after the occurrence of a Default upon fair and reasonable terms not less favorable than such Person could obtain in a comparable arm's length transaction with a Person not affiliated with any Borrower); or (b) to make any payment in respect of inter-company indebtedness to any other Borrower or to any Non-Borrower Affiliate.

        6.17 Loans to Officers. Make any loans, advances or other extensions of credit to any of Borrowers' executives, officers, directors, shareholders or employees (or any relatives of any of the foregoing) in an aggregate amount exceeding $200,000, other than those set forth on Schedule 6.17.

        6.18 Deposit Accounts. Establish any deposit accounts in the name of any Borrower or any Subsidiary without prior notice to Agent.

        6.19 Amendment to Senior Note Documents. Cause, suffer or permit any amendment, modification or revision to any term or provision of the Senior Notes, the Indenture relating to the Senior Notes, any guarantee of the Senior Notes or any other agreement or instrument to which any Borrower is party relating to the Senior Notes, which is prohibited by the Intercreditor and Subordination Agreement.

        6.20 Liens on Equipment. Create, incur, assume or suffer to exist any Lien of any nature upon or with respect to any equipment located at The Spectrum Club/Agoura Hills, The Spectrum Club/Canoga Park, The Sports Club/Irvine, or The Sports Club/Las Vegas other than Liens on the same in existence as of the Closing Date.

                                   ARTICLE 7
                     INFORMATION AND REPORTING REQUIREMENTS

        7.1 Financial and Business Information. So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrowers shall, in addition to complying with the requirements of Section 8.3 of this Agreement, and unless the Requisite Banks otherwise consent in writing, deliver to Agent, at Borrowers' sole expense:

                (a) As soon as practicable, and in any event within 45 days after the end of each fiscal quarter of Borrowers (including the last quarter of each fiscal year, provided that with respect to such last quarter the financial statements required hereby may be in preliminary form, prior to year-end audit adjustments), (i) consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such quarter, setting forth in comparative form the corresponding figures as at the end of the corresponding quarter of their preceding fiscal year,
        (ii) consolidated income statements of Borrowers and their Subsidiaries for such quarter and for the portion of their fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of their preceding fiscal year and
        (iii) consolidated cash flow statements of Borrowers and their Subsidiaries for the portion of their fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding periods of their preceding fiscal year, all in reasonable detail.


        The preceding financial statements shall be certified by a Responsible Official of a Borrower as fairly presenting the financial condition, results of operations and cash flow of Borrowers and their Subsidiaries in accordance with generally accepted accounting principles, consistently applied, as at such date and for such periods, subject only to normal year-end audit adjustments.

                (b) As soon as practicable, and in any event within 90 days after the close of each fiscal year of Borrowers, (i) consolidated balance sheets of Borrowers and their Subsidiaries as at the end of such fiscal year, setting forth in comparative form the corresponding figures as at the end of their preceding fiscal year, and (ii) consolidated income statements and cash flow statements of Borrowers and their Subsidiaries for such fiscal year, setting forth in comparative form the corresponding figures for their previous fiscal year, all in reasonable detail. Such balance sheets and statements shall be prepared in accordance with generally accepted accounting principles, consistently applied, and such consolidated balance sheet and consolidated statements shall be accompanied by a report and unqualified opinion of independent public accountants of recognized standing selected by Borrowers and reasonably satisfactory to the Requisite Banks, which report and opinion shall be prepared in accordance with generally accepted auditing principles as at such date, and shall be subject only to such qualifications and exceptions as are acceptable to the Requisite Banks in the exercise of their reasonable discretion.

                (c) As soon as practicable, and in any event within 45 days after the end of each fiscal quarter of Borrowers, operating statements for each individual Club prepared in accordance with generally accepted accounting principles, consistently applied, and otherwise in such detail as may be reasonably requested by Agent.

                (d) As soon as practicable, and in any event within 45 days after the end of each fiscal quarter of Borrowers, a Certificate of a Responsible Official of a Borrower setting forth a schedule of Capital Expenditures made by Borrowers and/or their

        Subsidiaries during such fiscal quarter, and during their fiscal year to date, separately for each Club.

                (e) As soon as practicable, and in any event within 30 days after the start of each fiscal year of Borrowers, a quarterly budget for the then started fiscal year including, without limiting the generality of the foregoing, quarterly projected consolidated balance sheets, income statements and cash flow statements of Borrowers and their Subsidiaries and individual Club operating statements, all in reasonable detail.

                (f) Within 45 days following the end of each fiscal quarter of Borrower, a membership information report for each Club and in the aggregate in the form now prepared by Borrowers on a monthly basis, reflecting no less than the immediately preceding consecutive six months, and reflecting the number of members, the number of new memberships sold and the gross reduction in number of memberships, and supplemented by such additional information as Agent may request.

                (g) Within 30 days after the close of each fiscal year of Borrowers, Borrowers' budget of capital expenditures for capital improvements, replacements and other related purposes for the following fiscal year.

                (h) Within the earlier of 5 days after (i) the same are filed with the Securities and Exchange Commission ("SEC") or (ii) the same are required to be filed with the SEC, subject to allowable SEC extensions, copies of each annual report, proxy or financial statement or other report or communication sent to the shareholders of Borrowers, and copies of all annual, regular, periodic and special reports and registration statements which Borrowers may file or be required to file with the Securities and Exchange Commission or any similar or corresponding Governmental Agency or with any securities exchange.

                (i) Within 5 days after receipt of copies of all correspondence and notices received by Borrowers from the Internal Revenue Service ("IRS") relating to any adverse action or determination by the IRS in respect of any Borrower's tax status under the Internal Revenue Code.

                (j) Immediately upon becoming aware of the existence of any condition or event which constitutes a Default, a written notice specifying the nature and period of existence thereof and what action Borrowers or their Subsidiaries are taking or propose to take with respect thereto.

                (k) Promptly upon request by Agent or the Requisite Banks, copies of any detailed audit reports submitted to Borrowers or any of their Subsidiaries by independent accountants in connection with the accounts or books of Borrowers or any of their Subsidiaries, or any audit of any of them.

                (l) Promptly after request by Agent or the Requisite Banks, copies of any report or other document filed by Borrowers or any of their Subsidiaries with any Governmental Agency.

                (m) Promptly upon becoming aware that any Person asserts a claim against Borrowers or any of their Subsidiaries in excess of $500,000 and that such Person has given notice or taken any other action with respect to a claimed default or event of default, a written notice specifying the notice given or action taken by such Person and the nature of the claimed default or event of default and what action Borrowers or their Subsidiaries are taking or propose to take with respect thereto.

                (n) As soon as practicable, and in any event within 45 days after the end of each fiscal quarter of Borrowers, a project development status report in form and substance acceptable to Agent and Banks, which shall include, at a minimum, a timetable for architectural and construction design, permitting, construction milestones, as may be available, as well as an estimated date for completion. Such report also shall include the budget as originally approved by the Board of Directors of the applicable Borrower or Subsidiary and by Banks, as well as any material modifications that have been approved by Banks or which may require such approval.

                (o) Such other data and information as from time to time may be reasonably requested by Agent or the Requisite Banks.

        7.2 Compliance Certificates. So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrowers shall, unless the Requisite Banks otherwise consent in writing, deliver to Agent, at Borrowers' sole expense, not later than 45 days after the end of each fiscal quarter of Borrower, a Certificate of a Responsible Official of a Borrower (a) setting forth computations showing, in detail satisfactory to the Requisite Banks, whether Borrowers and their Subsidiaries were in compliance with their obligations pursuant to Sections 6.8 through 6.17, inclusive; (b) setting forth computations showing, in detail satisfactory to the Requisite Banks, the Applicable Pricing Level; (c) stating that a review of the activities of Borrowers and their Subsidiaries during such fiscal period has been made under supervision of the certifying Responsible Official with a view to determining whether during such fiscal period Borrowers and their Subsidiaries performed and observed all their respective Obligations under the Loan Documents, and either (i) stating that, to the best knowledge of the certifying Responsible Official, during such fiscal period, Borrowers and their Subsidiaries performed and observed each covenant and condition of the Loan Documents applicable to them, or (ii) if Borrowers and their Subsidiaries have not performed and observed such covenants and conditions, specifying all such Defaults and their nature and status; (d) stating that the Properties of Borrowers and their Subsidiaries are being maintained and are in reasonable working order and condition, ordinary replacement wear and tear excepted; and
(e) stating that (i) the real property assets of Borrowers are free and clear of all Liens other than the Liens of Agent for the ratable benefit of Banks and the Senior Note Liens, (ii) no real property assets of Borrowers have been sold, assigned, exchanged, transferred, leased or otherwise conveyed or disposed of to any Person, and (iii) no Borrower has entered into any agreement to do any of the foregoing.

        7.3 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, upon request by Agent, Borrowers promptly shall provide to Agent such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have amended, modified or superseded such Schedule(s) as originally attached hereto, or to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s), unless and until the Requisite Banks, in their sole and absolute discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

        7.4 New Club Development Project Reports. So long as any Loan remains unpaid, or any other Obligation remains unpaid or unperformed, or any portion of the Commitment remains outstanding, Borrowers shall, unless the Requisite Banks otherwise consent in writing, deliver to Agent, at Borrower's sole expense, not later than 30 days after the end of each calendar month, a Certificate of a Responsible Official of a Borrower, in form and substance satisfactory to Agent, setting forth the name of each New Development Project and the aggregate amount of funds expended in connection with each such New Development Project to and including the last day of such calendar month.

                                   ARTICLE 8
                                   CONDITIONS

        8.1 Initial Loans, Etc. The obligations of Agent and each Bank to amend and restate the Original Loan Agreement hereby, to make any further Loans or to issue any further Standby Letters of Credit hereunder, and to consent to the sale and issuance of the Senior Notes by SCC, Inc. are subject to the following conditions precedent (in addition to any applicable conditions precedent set forth elsewhere in this Article 8), each of which shall be satisfied prior to or concurrently herewith (unless Banks, in their sole and absolute discretion, shall agree otherwise):

                (a) Agent shall have received all of the following, each of which shall be an original unless otherwise specified, each properly executed by a Responsible Official of each party thereto, each dated as of the Closing Date and each in form and substance satisfactory to Agent and its legal counsel (unless otherwise specified or, in the case of the date of any of the following, unless Agent otherwise agrees or directs):

                        (1) six executed counterparts of this Agreement;

                        (2) the Notes executed by Borrowers payable to the order
                of Banks;

                        (3) with respect to each Borrower and any and each
                Subsidiary thereof, such documentation as Agent may require to establish the due organization, valid existence and good standing of such Borrower and each such Subsidiary, its qualification to engage in business in each jurisdiction in which it is engaged in business or required to be so qualified, its authority to execute, deliver and perform any Loan Documents to which it is a Party, and the identity, authority and capacity of each Responsible Official thereof authorized to act on its behalf, including, without limitation, certified copies of articles of incorporation and amendments thereto, bylaws and amendments thereto, partnership agreements, certificates of limited partnerships, certificates of good standing and/or qualification to engage in business, certificates of corporate resolutions, incumbency certificates, Certificates of Responsible Officials, and the like;

                        (4) The Deeds of Trust executed by each applicable
                Borrower, with signatures notarized;

                        (5) The Environmental Indemnity, executed by each
                applicable Borrower;

                        (6) The Security Agreements (All Assets) executed by
                each applicable Borrower;

                        (7) The Pledge Agreement executed by each applicable
                Borrower;

                        (8) A Solvency Certificate with respect to each of
                Irvine Sports Club, Inc.; Canoga Agoura Spectrum Club, Inc.; and Green Valley Spectrum Club, Inc. executed and delivered by the Chief Financial Officer of that Person;

                        (9) An ALTA lender's extended coverage title insurance
                policy (or a binding commitment therefor), relating to each Deed of Trust (A) issued by a title insurance company of recognized standing satisfactory to Agent, (B) in an amount and form satisfactory to Agent, (C) naming Agent, for the ratable benefit of Banks, insured thereunder, (D) insuring that each Deed of Trust insured thereby creates a valid first priority Lien on the Properties covered by such Deed of Trust, subject to no other Liens, other than Liens expressly permitted by Section 6.9, and to no other exceptions, other than those satisfactory to Agent, and (E) containing such endorsements and affirmative coverage as the Agent may reasonably request;

                        (10) Such appraisals and other documents in connection
                with the Properties covered by each Deed of Trust as shall reasonably be deemed necessary by Agent;

                        (11) A Phase 1 environmental report with respect to the
                condition of each of the Properties covered by each Deed of Trust other than the Deed of Trust executed by Irvine Sports Club, Inc., each dated as of a recent date prior to the Closing Date, prepared by a qualified firm acceptable to Agent, stating, among other things, that each of such Properties is free from hazardous substances and in compliance with all environmental laws, which environmental reports shall have been reviewed by, and be satisfactory to, an Agent-approved environmental consultant and Agent in its sole discretion;

                        (12) The Intercreditor and Subordination Agreement,
                executed by Borrowers and U.S. Bank Trust, National Association, as Trustee for the holders of the Senior Notes;

                        (13) The Fee Letter executed by Borrowers;

                        (14) The agreement of Green Valley Investment Company,
                Inc. to subordinate its rights under that certain Declaration of Covenants, Conditions and

                Restrictions relating to real property of Green Valley Spectrum Club, Inc. to the Lien of Agent on the same;

                        (15) such other Loan Documents as Agent or Requisite
                Banks may require pledging Property of Borrowers and/or any of their Subsidiaries, together with such related financing statements or other documents as Agent or Requisite Banks may request to perfect, effect, facilitate, consent to, give notice of or otherwise evidence any Liens created thereby;

                        (16) the Opinions of Counsel of Kinsella, Boesch,
                Fujikawa and Towle, counsel to Borrowers, and of Haney, Woloson & Mullins, special Nevada counsel to Borrowers;

                        (17) a Certificate of a Responsible Official of
                Borrowers certifying that the conditions specified in Sections 8.1(d) and 8.1(e) have been satisfied;

                        (18) evidence that all Liens or Rights of Others on or
                in the Property of Borrowers and/or their Subsidiaries (other than such Liens and Rights of Others as are permitted by Section 6.9) have been terminated or discharged;

                        (19) a Contribution Agreement executed by Irvine Sports
                Club, Inc.; Canoga Agoura Spectrum Club, Inc.; and Green Valley Spectrum Club, Inc.;

                        (20) Non-Exclusive License Agreements executed by each
                of Irvine Sports Club, Inc.; Canoga Agoura Spectrum Club, Inc.; and Green Valley Spectrum Club, Inc.;

                        (21) Mortgages of Copyright and Security Agreements in
                the form attached hereto as Exhibit J executed by each of Irvine Sports Club, Inc.; Canoga Agoura Spectrum Club, Inc.; and Green Valley Spectrum Club, Inc.; and

                        (22) such other certificates, documents, consents or
                opinions as Agent or Requisite Banks reasonably may require.

                (b) Agent shall be satisfied in all respects in its sole discretion with the environmental condition of each of the Properties covered by each Deed of Trust.

                (c) Duly executed financing statements with respect to the Collateral shall have been filed and/or recorded with such Governmental Agencies, and in such jurisdictions and locales, as Agent or Requisite Banks may specify.

                (d) The representations and warranties of Borrowers contained in
        Article 4 shall be true and correct as of the date made or reaffirmed.

                (e) Borrowers and their Subsidiaries and any other Parties shall be in compliance with all the terms and provisions of the Loan Documents, and no Default shall have occurred and be continuing.

                (f) The fees referred to in Sections 3.2 and 3.5 have been paid to Banks and/or Agent, as applicable.

                (g) The obligations secured by the respective Liens of the MKDG/Rhodes SC Partnership on the land, improvements and building of The Sports Club/Irvine and of Hawthorne Savings on the land, improvements and building of The Spectrum Club/Agoura Hills shall have been paid to the respective obligees in full and such Liens shall have been released.

                (h) All outstanding Loans and other Obligations under the Third Amended and Restated Loan Agreement (as amended by the First/Third Amendment) other than the undrawn amounts of any Standby Letters of Credit shall have been paid to the Agent in full.

        8.2 Any Loan. In addition to any applicable conditions precedent set forth elsewhere in this Article 8, the obligation of Banks to make any Loan, to redesignate any Loan, and issue any Standby Letter of Credit are subject to the following conditions precedent:

                (a) except (i) for representations and warranties which speak as of a particular date or are no longer true and correct as a result of a change which is permitted by this Agreement or (ii) as disclosed by Borrowers and approved in writing by the Requisite Banks, the representations and warranties contained in Article 4 shall be true and correct on and as of the date of the Loan or redesignation or issuance or creation, as the case may be, as though made on and as of that date;

                (b) except for (i) the matters set forth in Schedule 4.10, (ii) any matter fully covered as to subject matter and amount (subject to applicable deductibles and retentions) by insurance for which the insurance carrier has not asserted lack of subject matter coverage or reserved its right to do so, or (iii) any matter, or series of related matters, involving a claim against Borrowers of less than $100,000, there shall be no actions, suits or proceedings pending against or affecting Borrowers or any of their Subsidiaries or any Property of any of them in any court of Law or before any Governmental Agency which might reasonably be expected to have a material adverse effect on the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole;

                (c) no material adverse change shall have occurred in the business, operations or condition (financial or otherwise) of Borrowers and their Subsidiaries, taken as a whole, since the Closing Date;

                (d) no Default shall have occurred and be continuing;

                (e) Agent shall have timely received a properly completed Request for Loan, Request for Redesignation of Loans or Request for Standby Letter of Credit, as the case may be, in compliance with all applicable provisions of Article 2; and Agent shall have received, dated as of the date of the Loan or redesignation or issuance or creation, as the case may be, a Certificate of a Responsible Official of a Borrower to the effect that all of the above conditions have been satisfied, with any changes or exceptions thereto being described in a schedule attached to such certificate and with such changes or exceptions being subject to the approval of the Requisite Banks;

                (f) Agent shall have received, in form and substance satisfactory to the Requisite Banks such other certificates, documents or consents as the Requisite Banks reasonably may require;

                (g) No "Restricted Senior Note Payment" (as defined in the Intercreditor and Subordination Agreement) shall have been made by any Borrower; and

                (h) If, as a result of the making or redesignation of such Loan or the issuance of such Standby Letter of Credit, the Total Outstanding would exceed Twelve Million Five Hundred Thousand Dollars ($12,500,000), Irvine Environmental Resolution shall have occurred.

        8.3 Termination of Prior Pledge Agreements and Release of Liens. The prior Pledge Agreements shall automatically be terminated upon the satisfaction of all conditions precedent set forth in Section 8.1 to the obligation of Agent and each Bank to amend and restate the Original Loan Agreement. Promptly thereafter, Agent shall file termination statements with respect to all such UCC Financing Statements executed by any Borrower in favor of Agent (or in favor of Predecessor or Agent and amended by Predecessor Agent to name Agent as secured party) as no longer relate to the Collateral and: (i) of which Agent has actual knowledge or (ii) which any Borrower identifies in writing to Agent. Agent shall cooperate with Borrower in seeking to cause Predecessor Agent to release all UCC Financing Statements executed by any Borrower in favor of Predecessor Agent.

        8.4 Release of Lien on Properties of Irvine Sports Club, Inc. If Irvine Environmental Resolution does not occur on or before October 1, 1999:

                (a) Irvine Sports Club, Inc. and Agent shall terminate the Security Agreement (All Assets) of Irvine Sports Club, Inc.;

                (b) Agent shall file termination statements with respect to all UCC Financing Statements executed by Irvine Sports Club, Inc. in Agent's favor;

                (c) Agent shall reconvey the Deed of Trust executed by Irvine Sports Club, Inc.;

                (d) SCC, Inc. and Agent shall amend the Pledge Agreement to terminate Agent's lien on the stock of Irvine Sports Club, Inc. and amend any UCC Financing Statement executed by SCC, Inc. with respect to such stock to delete the reference to such stock;

                (e) Agent shall convey all such stock certificates of Irvine Sports Club, Inc. as Agent holds to the trustee with respect to the Senior Notes; and


                (f) The Commitment shall immediately and automatically be reduced to Twelve Million Five Hundred Thousand Dollars ($12,500,000).

                                   ARTICLE 9
              EVENTS OF DEFAULT AND REMEDIES UPON EVENT OF DEFAULT

        9.1 Events of Default. The existence or occurrence of any one or more of the following events, whatever the reason therefor, shall constitute an Event of
Default:

                (a) Borrowers fail to pay any installment of principal or interest on any indebtedness on any of the Notes or any portion thereof, or to reimburse Agent or any Bank for any payment made under any Standby Letter of Credit, or to pay any fee or any other amount due Agent or any Bank under any Loan Document, within five (5) Banking Days following the giving of notice by Agent or Requisite Banks of such Default; or

                (b) Any failure to comply with Section 7.1(j); or

                (c) Borrowers, any of their Subsidiaries or any other Party fails to perform or observe any other term, covenant or agreement contained in any Loan Document, including, but not limited to, those set forth in Articles 6 and 7 of this Agreement, on its part to be performed or observed within fifteen (15) days after the giving of written notice by Agent or Borrowers otherwise becoming aware of such Default; or

                (d) Any representation or warranty made in any Loan Document or in any certificate, agreement, instrument or other document made or delivered by any Party pursuant to or in connection with any Loan Document proves to have been incorrect when made in any respect that is materially adverse to the interests of Agent or Banks; or

                (e) Any event of default occurs under the Senior Notes, the Indenture relating to the Senior Notes, any guarantee of the Senior Notes or any other agreement or instrument to which any Borrower is party relating to the Senior Notes, whether or not waived by the Trustee under the Senior Note Indenture or the holders of the Senior Notes; or

                (f) Except as set forth on Schedule 9.1(f), Borrowers or any of their Subsidiaries (i) fail to pay the principal, or any principal installment, of any other present or future indebtedness for borrowed money of $200,000 or more or in connection with the purchase or lease of Property, or any other guaranty of present or future indebtedness for borrowed money of $200,000 or more or issued in connection with the purchase or lease of Property, on its part to be paid, when due (or within any stated grace period), whether at the stated maturity, upon acceleration, by reason of required prepayment or otherwise or (ii) fails to perform or observe any other term, covenant or agreement on its part to be performed or observed in connection with any other present or future indebtedness for borrowed money of $200,000 or more or in connection with the purchase or lease of Property, or of any other guaranty of present or future indebtedness of $200,000 or more for borrowed money or issued in connection with the purchase or lease of Property, if as a result of such failure any holder or holders thereof (or an agent or trustee on its or their behalf) has the right to declare such indebtedness due before the date on which it otherwise would become due, or has commenced judicial or nonjudicial action to collect such indebtedness or to foreclose or otherwise realize upon security held therefor, or has taken or is taking such other actions as might materially adversely affect the Collateral, the interests of any Bank under the Loan Documents or the ability of Borrowers or their Subsidiaries to pay and perform their Obligations under the Loan Documents; or

                (g) Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of the Requisite Banks or satisfaction in full of all the Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect which, in the reasonable opinion of the Requisite Banks, is materially adverse to the interests of the Banks; or any Party thereto denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind same; or

                (h) A final judgment against any Borrower or any of its Subsidiaries is entered for the payment of money in excess of $500,000 and such judgment remains unsatisfied without procurement of a stay of execution for more than thirty (30) calendar days after the date of entry of judgment; or

                (i) Any Borrower or any of Subsidiary thereof, is the subject of an order for relief in a bankruptcy case, or is unable or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any part of its Property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of that Person and the appointment continues undischarged or unstayed for thirty (30) calendar days; or institutes or consents to any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, dissolution, custodianship, conservatorship, liquidation, rehabilitation or similar case or proceedings relating to it or to all or any part of its Property under the Laws of any jurisdiction; or any similar case or proceeding is instituted without the consent of that Person and continues undismissed or unstayed for thirty (30) calendar days; or any judgment, writ, warrant of attachment or execution or similar process is issued or levied against all or any material part of the Property of any such Person and is not released, vacated or fully bonded within thirty (30) calendar days after its issue or levy; or

                (j) Except as otherwise expressly permitted by any Loan Document or agreed to by the Requisite Banks, any Lien on any Collateral created by any Loan Document, at any time after the execution and delivery of that Loan Document and for any reason other than satisfaction in full of all Obligations, ceases or fails to constitute a valid, perfected and subsisting first priority Lien on the Collateral purported to be covered thereby (unless such cessation or failure is the fault of Agent or the Banks to timely file continuation statements); or

                (k) Any Borrower or any Subsidiary thereof is dissolved or liquidated or all or substantially all of the assets of any Borrower or any Subsidiary thereof are sold or otherwise transferred in violation of the provisions of this Agreement without the written consent of the Requisite Banks; or

                (l) Any Person, entity or "group" (within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act), other than SCC, Inc., Millenium Entertainment Partners L.P. or D. Michael Talla or any Person or "group" controlled by one or more of them, (A) acquires beneficial ownership of 30% or more of any outstanding class of capital stock or other equity interests of any Borrower having ordinary voting power in the election of directors or managers of that Borrower or (B) obtains the power (whether or not exercised) to elect a majority of any Borrower's directors or managers.

        9.2 Remedies Upon Event of Default. Without limiting any other rights or remedies of Agent or Banks provided for elsewhere in this Agreement, or the Loan Documents, or by applicable Law, or in equity or otherwise:

                (a) Upon the occurrence of any Event of Default other than an Event of Default described in Section 9.1(f):

                        (1) the Commitment to make Loans and all other
                obligations of the Agent or the Banks and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that the Requisite Banks may waive the Event of Default or, without waiving, determine, upon terms and conditions satisfactory to Banks, to make further Loans, which waiver or determination shall apply equally to, and shall be binding upon, all of the Banks; and

                        (2) the Requisite Banks may request the Agent to, and
                the Agent thereupon shall declare all or any part of the unpaid principal of all Notes, all interest accrued and unpaid thereon and all other amounts payable under the Loan Documents to be forthwith due and payable, whereupon the same shall become and be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

                (b) Upon the occurrence of any Event of Default described in
        Section 9.1(f):

                        (1) the Commitment to make Loans and all other
                obligations of Agent or any Bank and all rights of Borrowers and any other Parties under the Loan Documents shall terminate without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except that all of the Banks may waive the Event of Default or, without waiving, determine, in their sole discretion, to make further Loans; and

                        (2) the unpaid principal of all Notes, all interest
                accrued and unpaid thereon and all other amounts payable under the Loan Documents shall be forthwith due and payable, without protest, presentment, notice of dishonor, demand or further notice of any kind, all of which are expressly waived by Borrowers.

                (c) Upon the occurrence of any Event of Default, Agent and Banks or any of them, without notice to or demand upon Borrowers, which are expressly waived by Borrowers, except as required by California Commercial Code Section 9504 or any modification or replacement statute thereof, or by the terms of this Agreement, may proceed (but only with the consent of the Requisite Banks) to protect, exercise and enforce its rights and remedies under the Loan Documents against Borrowers and such other rights and remedies as are provided by Law or equity.

                (d) The order and manner in which the Banks' rights and remedies are to be exercised shall be determined by the Requisite Banks in their sole discretion, and all payments received by Agent and the Banks shall be applied first to the costs and expenses (including outside attorneys' fees and disbursements) of Agent, acting as Agent and of Banks pro rata and thereafter to the Obligations owed to Banks, pro rata, under the Agreement. For the purpose of computing Borrowers' Obligations under the Loan Documents, payments shall be applied, first, to the costs and expenses of Agent and Banks, as set forth above, second, to the payment of accrued and unpaid interest due under any Loan Documents to and including the date of such application, third, to the payment of all unpaid principal amounts due under any Loan Documents (including, for the purposes hereof, principal due under the Notes and reimbursement due for payments made under Letters of Credit), and fourth, to the payment of all other amounts (including fees) then owing to Agent and Banks under the Loan Documents. No application of payments will cure any Event of Default, or prevent acceleration, or continued acceleration, of amounts payable under the Loan Documents, or prevent the exercise, or continued exercise, of rights or remedies of Banks hereunder or thereunder or at Law or in equity.

                (e) Upon the occurrence of any event that would be an Event of Default under Section 9.1(g) with the passage of time, Agent and Banks may take such action as the Requisite Banks deem necessary to protect the interests of Banks under the Loan Documents.

                                   ARTICLE 10
                                    THE AGENT

        10.1 Appointment and Authorization. Each Bank hereby irrevocably appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Loan Documents as are delegated to Agent by the terms thereof or are reasonably incidental, as determined by Agent, thereto. This appointment and authorization is intended solely for the purpose of facilitating the servicing of the Loans and does not constitute appointment of Agent as trustee for any Bank or as representative of any Bank for any other purpose and, except as specifically set forth in the Loan Documents to the contrary, Agent shall take such action and exercise such powers only in an administrative and ministerial capacity.

        10.2 Agent and Affiliates. Comerica Bank - California (and each successor Agent) has the same rights and powers under the Loan Documents as any other Bank and may exercise the same as though it was not the Agent, and the term "Bank" or "Banks" includes Comerica Bank - California in its individual capacity. Comerica Bank - California (and each successor Agent) and its Affiliates may accept deposits from, lend money to and generally engage in any kind of banking, trust or other business with Borrowers, any Subsidiary thereof, or any Affiliate of Borrowers or any Subsidiary thereof, as if it was not the Agent and without any duty to account therefor to Banks. Comerica Bank - California (and each successor Agent) need not account to any other Bank for any monies received by it for reimbursement of its costs and expenses as Agent hereunder, or for any monies received by it in its capacity as a Bank hereunder.

        10.3 Proportionate Interest of the Banks in any Collateral. Agent, on behalf of all the Banks, shall hold in accordance with the Loan Documents all items of Collateral or interests therein received or held by Agent. Subject to Agent's and the Banks' rights to reimbursement for their costs and expenses hereunder (including attorneys' fees and disbursements and other professional services) and subject to the application of payments in accordance with Section 9.2(d), each Bank shall have an interest in any Collateral or interests therein in the same proportions that the aggregate Obligations owed such Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks.

        10.4 Banks' Credit Decisions. Each Bank agrees that it has, independently and without reliance upon Agent, any other Bank or the directors, officers, agents, employees or attorneys of Agent or of any other Bank, and instead in reliance upon information supplied to it by or on behalf of Borrowers and upon such other information as it has deemed appropriate, made its own independent credit analysis and decision to enter into this Agreement. Each Bank also agrees that it shall, independently and without reliance upon Agent, any other Bank or the directors, officers, agents, employees or attorneys of Agent or of any other Bank, continue to make its own independent credit analyses and decisions in acting or not acting under the Loan Documents.

        10.5 Action by Agent.

                (a) Agent may assume that no Default has occurred and is continuing, unless Agent has actual knowledge of the Default, has received notice from Borrowers stating the nature of the Default, or has received notice from a Bank stating the nature of the Default and that such Bank considers the Default to have occurred and to be continuing.

                (b) Agent has only those obligations under the Loan Documents as are expressly set forth therein.

                (c) Except for any obligation expressly set forth in the Loan Documents and as long as Agent may assume that no Event of Default has occurred and is continuing, Agent may, but shall not be required to exercise its discretion to act or not act, except that Agent shall be required to act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section 11.3) and those instructions shall be binding upon Agent and all Banks, provided that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law.

                (d) If Agent may not assume that no Event of Default has occurred and is continuing, Agent shall give notice thereof to Banks and shall act or not act upon the instructions of the Requisite Banks (or of all the Banks, to the extent required by Section

        11.3), provided that Agent shall not be required to act or not act if to do so would be contrary to any Loan Document or to applicable Law, and except that if the Requisite Banks (or all Banks, if required under Section 11.3) fail, for five (5) Banking Days after the receipt of notice from Agent, to instruct Agent, then Agent, in its discretion, may act or not act as it deems advisable for the protection of the interests of Banks.

                (e) Agent shall have no liability to any Bank for acting, or not acting, as instructed by the Requisite Banks (or all the Banks, if required under Section 11.3), notwithstanding any other provision hereof.

        10.6 Liability of Agent. Neither Agent nor any of its directors, officers, agents, employees or attorneys shall be liable for any action taken or not taken by them under or in connection with the Loan Documents, except for their own gross negligence or willful misconduct. Without limitation on the foregoing, Agent and its directors, officers, agents, employees and attorneys:

                (a) May treat the payee of any Note as the holder thereof until Agent receives notice of the assignment or transfer thereof, in form satisfactory to Agent, signed by the payee, and may treat each Bank as the owner of that Bank's interest in the Obligations for all purposes of this Agreement until Agent receives notice of the assignment or transfer thereof, in form satisfactory to Agent, signed by that Bank.

                (b) May consult with legal counsel (including in-house legal counsel), accountants (including in-house accountants) and other professionals or experts selected by it, or with legal counsel, accountants or other professionals or experts for Borrowers and/or their Subsidiaries or Banks, and shall not be liable for any action taken or not taken by it in good faith in accordance with the advice of such legal counsel, accountants or other professionals or experts.

                (c) Shall not be responsible to any Bank for any statement, warranty or representation made in any of the Loan Documents or in any notice, certificate, report, request or other statement (written or oral) given or made in connection with any of the Loan Documents.

                (d) Except to the extent expressly set forth in the Loan Documents, shall have no duty to ask or inquire as to the performance or observance by Borrowers or their Subsidiaries of any of the terms, conditions or covenants of any of the Loan Documents or to inspect any Collateral or the Property, books or records of Borrowers or their Subsidiaries.

                (e) Will not be responsible to any Bank for the due execution, legality, validity, enforceability, genuineness, effectiveness, sufficiency or value of any Loan Document, any other instrument or writing furnished pursuant thereto or in connection therewith, or any Collateral.

                (f) Will not incur any liability by acting or not acting in reliance upon any Loan Document, notice, consent, certificate, statement, request or other instrument or writing believed by it to be genuine and signed or sent by the proper party or parties.

                (g) Will not incur any liability for any arithmetical error in computing any amount paid or payable by the Borrowers or any Subsidiary or Affiliate thereof or paid or payable to or received or receivable from any Bank under any Loan Document, including, without limitation, principal, interest, commitment fees, advances and other amounts; provided that, promptly upon discovery of such an error in computation, the Agent, the Banks and (to the extent applicable) Borrowers and/or their Subsidiaries or Affiliates shall make such adjustments as are necessary to correct such error and to restore the parties to the position that they would have occupied had the error not occurred.

        10.7 Indemnification. Each Bank shall, ratably in accordance with its percentage of the total Commitment, indemnify and hold Agent and its directors, officers, agents, employees and attorneys harmless against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, attorneys' fees and disbursements) that may be imposed on, incurred by or asserted against it or them in any way relating to or arising out of the Loan Documents (other than losses incurred by reason of the failure of Borrowers to pay the indebtedness represented by the Notes and the Standby Letters of Credit) or any action taken or not taken by it as Agent thereunder, except such as result from its own gross negligence or willful misconduct. Without limitation on the foregoing, each Bank shall reimburse Agent upon demand for that Bank's ratable share of any cost or expense incurred by Agent in connection with the negotiation, preparation, execution, delivery amendment, waiver, restructuring, reorganization (including a bankruptcy reorganization), enforcement or attempted enforcement of the Loan Documents, to the extent that Borrowers or any other Party are required by Section 11.4 to pay that cost or expense but fails to do so upon demand.

        10.8 Successor Agent. Agent may resign as such at any time by written notice to Borrowers and the Banks, to be effective upon a successor's acceptance of appointment as Agent. The Requisite Banks at any time may remove Agent by written notice to that effect to be effective on such date as the Requisite Banks designate. In either event: (a) The Requisite Banks shall appoint a successor Agent, who must be from among Banks, provided that any resigning Agent shall be entitled to appoint a successor Agent from among Banks, subject to acceptance of appointment by that successor Agent, if the Requisite Banks have not appointed a successor Agent within thirty (30) days after the date the resigning Agent gave notice of resignation; (b) Upon a successor's acceptance of appointment as Agent, the successor will thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent or the removed Agent; and (c) Upon the effectiveness of any resignation or removal, the resigning Agent or the removed Agent thereupon will be discharged from its duties and obligations thereafter arising under the Loan Documents other than obligations arising as a result of any action or inaction of the resigning Agent or the removed Agent prior to the effectiveness of such resignation or removal.

                                   ARTICLE 11
                                  MISCELLANEOUS

        11.1 Intentionally Omitted.



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        11.2 Cumulative Remedies; No Waiver. The rights, powers, privileges and remedies of Agent and Banks provided herein or in any Note or other Loan Document are cumulative and not exclusive of any right, power, privilege or remedy provided by Law or equity. No failure or delay on the part of Agent or any Bank in exercising any right, power, privilege or remedy may be, or may be deemed to be, a waiver thereof; nor may any single or partial exercise of any right, power, privilege or remedy preclude any other or further exercise of the same or any other right, power, privilege or remedy. The terms and conditions of
Article 8 hereof are inserted for the sole benefit of Agent and Banks and Agent (acting with the consent of the Requisite Banks) or the Requisite Banks may waive them in whole or in part, with or without terms or conditions, in respect of any Loan or Standby Letter of Credit, without prejudicing Agent's or any Bank's rights to assert them in whole or in part in respect of any other Loan or Standby Letter of Credit.

        11.3 Amendments; Consents. No amendment, modification, supplement, extension, termination or waiver of any provision of this Agreement or any other Loan Document, no approval or consent thereunder, and no consent to any departure by the Borrowers or any other Party therefrom, may in any event be effective unless in writing signed by Agent with approval of the Requisite Banks (and, in the case of amendments, modifications or supplements of or to any Loan Document to which any Borrower is a Party, the approval in writing of such Borrower), and then only in the specific instance and for the specific purpose given; and, without the approval in writing of all Banks, no amendment, modification, supplement, termination, waiver or consent may be effective:

                (a) To amend or modify the principal of, or the amount of principal, principal prepayments or the rate of interest payable on, any Note, or the amount of the Commitment or of any commitment fee payable to any Bank, or any other fee or amount payable to any Bank under the Loan Documents or to allow any material release of Collateral;

                (b) To postpone any date fixed for any payment of principal of, prepayment of principal of or any installment of interest on, any Note, or the facility fee, or any installment of any commitment fee, or any reimbursement obligation due under any Standby Letter of Credit, or to extend the term of the Commitment;

                (c) To amend or modify the provisions of (1) the definitions of "Commitment", "Maximum Standby Letter of Credit Amount", "Maximum Loan Amount", Requisite Banks or "Total Outstanding"; (2) Articles 8 or 9; or
        (3) this Section 11.3; or

                (d) To amend or modify any other definition or provision of this Agreement that expressly requires the consent or approval of the Requisite Banks or some other number of Banks.


Any amendment, modification, supplement, termination, waiver or consent pursuant to this Section 10.2 shall apply equally to and shall be binding upon, Agent and all Banks.

        11.4 Costs, Expenses and Taxes. Borrowers shall pay on demand the reasonable costs and expenses, including attorneys' fees, of Agent and Banks in connection with the negotiation,



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

preparation, execution and delivery of the Loan Documents, and of Agent and Banks in connection with the amendment, waiver, refinancing, restructuring, reorganization (including a bankruptcy reorganization) and enforcement or attempted enforcement of the Loan Documents, and any matter related thereto, including, without limitation, filing fees, recording fees, title insurance fees, appraisal fees, search fees, audit costs incurred by Agent or Banks during the continuance of or in connection with the occurrence of an Event of Default and other out-of-pocket expenses and the reasonable fees and out-of-pocket expenses of any legal counsel, independent public accountants and other outside experts retained by Agent or any Banks, and including, without limitation, any costs, expenses or fees incurred or suffered by Agent or any Banks in connection with or during the course of any bankruptcy or insolvency proceedings of any Borrower or any Subsidiary thereof. Borrowers shall pay any and all documentary and other taxes (other than income or gross receipts taxes generally applicable to banks) and all costs, expenses, fees and charges payable or determined to be payable in connection with the filing or recording of this Agreement, any other Loan Document or any other instrument or writing to be delivered hereunder or thereunder, or in connection with any transaction pursuant hereto or thereto, and shall reimburse, hold harmless and indemnify Agent and Banks from and against any and all loss, liability or legal or other expense with respect to or resulting from any delay in paying or failure to pay any tax, cost, expense, fee or charge or that any of them may suffer or incur by reason of the failure of any Party to perform any of its Obligations. Any amount payable to Agent or any Bank under this Section 11.4 shall bear interest from the fifth Banking Day following the date of demand for payment at the rate provided for in Section 3.6.

        11.5 Nature of Banks' Obligations. The obligations of Banks hereunder are several and not joint or joint and several. Nothing contained in this Agreement or any other Loan Document and no action taken by the Agent or Banks or any of them pursuant hereto or thereto may, or may be deemed to, make Banks a partnership, an association, a joint venture or other entity, either among themselves or with Borrowers or any Affiliate of Borrowers. Each Bank's obligation to make any Loan pursuant hereto is several and not joint or joint and several, and is conditioned upon the performance by all other Banks of their obligations to make Loans. A default by any Bank will not increase the percentage of the Commitment attributable to any other Bank. Any Bank not in default may, if it desires, assume in such proportion as the nondefaulting Banks agree the obligations of any Bank in default, but is not obligated to do so.

        11.6 Survival of Representations and Warranties. All representations and warranties contained herein or in any other Loan Document, or in any certificate or other writing delivered by or on behalf of any one or more of the Parties to any Loan Document, will survive the making and repayment of the Loans hereunder and the execution and delivery of the Notes, and have been or will be relied upon by Agent and each Bank, notwithstanding any investigation made by Agent or any Bank or on their behalf.

        11.7 Notices. Except as otherwise expressly provided in the Loan
Documents: (a) All notices, requests, demands, directions and other communications provided for hereunder or under any other Loan Document must be in writing and must be mailed, telecopied or personally delivered to the appropriate party at the address set forth on the signature pages of this Agreement or other applicable Loan Document or, as to any party to any Loan Document, at any other address as may be designated by it in a written notice sent to all other parties to such Loan Document in accordance with this Section 11.7; and (b) Any notice, request, demand, direction



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

or other communication given by telecopier must be confirmed within 48 hours by letter mailed or delivered to the appropriate party at its respective address. Except as otherwise expressly provided in any Loan Document, if any notice, request, demand, direction or other communication required or permitted by any Loan Document is given by mail it will be effective on the earlier of receipt or the third calendar day after deposit in the United States mail with first class or airmail postage prepaid; if given by telecopier, upon electronic confirmation of receipt, and if given after 4:30 p.m., effective on the next business day; or if given by personal delivery when delivered.

        11.8 Execution of Loan Documents. Unless Agent otherwise specifies with respect to any Loan Document, this Agreement and any other Loan Document may be executed in any number of counterparts and any party hereto or thereto may execute any counterpart, each of which when executed and delivered will be deemed to be an original and all of which counterparts of this Agreement or any other Loan Document, as the case may be, when taken together will be deemed to be but one and the same instrument. The execution of this Agreement or any other Loan Document by any party hereto or thereto will not become effective until counterparts hereof or thereof, as the case may be, have been executed by all the parties hereto or thereto.

        11.9 Sharing of Setoffs. Each Bank severally agrees that if it, through the exercise of any right of setoff, banker's lien or counterclaim against Borrowers, or otherwise receives payment of the Obligations held by it that is ratably more than any other Bank, through any means, receives in payment of the Obligations held by that Bank, then: (a) The Bank exercising the right of setoff, banker's lien or counterclaim or otherwise receiving such payment shall purchase, and shall be deemed to have simultaneously purchased, from the other Bank a participation in the Obligations held by the other Bank and shall pay to the other Bank a purchase price in an amount so that the share of the Obligations held by each Bank after the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment shall be in the same proportion that existed prior to the exercise of the right of setoff, banker's lien or counterclaim or receipt of payment; and (b) Such other adjustments and purchases of participations shall be made from time to time as shall be equitable to ensure that all of the Banks share any payment obtained in respect of the Obligations ratably in accordance with each Bank's share of the Obligations immediately prior to, and without taking into account, the payment; provided that, if all or any portion of a disproportionate payment obtained as a result of the exercise of the right of setoff, banker's lien, counterclaim or otherwise is thereafter recovered from the purchasing Bank by Borrowers or any Person claiming through or succeeding to the rights of Borrowers, the purchase of a participation shall be rescinded and the purchase price thereof shall be restored to the extent of the recovery, but without interest. Each Bank that purchases a participation in the Obligations pursuant to this Section 11.9 shall from and after the purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Bank were the owner of the Obligations purchased. Each Borrower expressly consents to the foregoing arrangements and agrees that any Bank holding a participation in an Obligation so purchased may exercise any and all rights of setoff, banker's lien or counterclaim with respect to the participation as fully as if the Bank were the original owner of the Obligation purchased; provided, however, that each Bank agrees that it



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

shall not exercise any right of setoff, banker's lien or counterclaim without first obtaining the consent of the Requisite Banks.

        11.10 Binding Effect; Assignment. This Agreement and the other Loan Documents shall be binding upon and shall inure to the benefit of the parties hereto and thereto and their respective successors and assigns, except that Borrowers and/or their Affiliates may not assign their rights hereunder or thereunder or any interest herein or therein without the prior written consent of all the Banks. Banks reserve the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or in any interest in, such Bank's rights and obligations under the Loan Documents, except that no Bank shall have the right to sell, assign, pledge or transfer any participation in its rights hereunder or any interest herein (other than to a Federal Reserve Bank for 90 days or less or to any Affiliate of such Bank) without the consent of the Agent and Requisite Banks.

        11.11 Assignment of Deposits. As security for the prompt payment and performance of all Obligations, each of Irvine Sports Club, Inc., Green Valley Spectrum Club, Inc. and Canoga Agoura Spectrum Club, Inc. hereby assigns to Agent and Banks a security interest in all their right, title, and interest in and to any and all deposit accounts now or hereafter maintained with California Bank & Trust, Sumitomo Bank of California, Agent or any Bank and the proceeds thereof.

        11.12 Participation of Loan. Banks shall have the right to participate, sell or assign interests in the Loans with financial institutions on such terms and conditions as may be acceptable to Agent and Requisite Banks.

        11.13 Indemnity by Borrowers. Borrowers agree to indemnify, save and hold harmless Agent and Banks and their directors, officers, agents, attorneys and employees (collectively the "Indemnitees") from and against: (a) Any and all claims, demands, actions or causes of action that are asserted against any Indemnitee by any Person (other than Agent or a Bank) if the claim, demand, action or cause of action directly or indirectly relates to a claim, demand, action or cause of action that such Person has or asserts against Borrowers, any Affiliate of Borrowers or any officer, director or shareholder of Borrowers and arises out of or relates to the relationship between Borrowers and Banks under any of the Loan Documents or the transactions contemplated thereby; and (b) Any and all liabilities, losses, costs or expenses (including attorneys' fees and disbursements and other professional services) that any Indemnitee suffers or incurs as a result of the assertion of any foregoing claim, demand, action or cause of action; provided that no Indemnitee shall be entitled to indemnification for any loss caused by its own gross negligence or willful misconduct. Each Indemnitee is authorized to employ counsel of its own choosing in enforcing its rights hereunder and in defending against any claim, demand, action or cause of action covered by this Section 11.13; provided that each Indemnitee shall endeavor, in connection with any matter covered by this Section
11.13 which also involves other Indemnitees, to use reasonable efforts to avoid unnecessary duplication of effort by counsel for all Indemnitees. Any obligation or liability of Borrowers to any Indemnitee under this Section 11.13 shall be and hereby is covered and secured by the Loan Documents and the Collateral, and shall survive the expiration or termination of this Agreement and the repayment of all Loans and the payment and performance of all other Obligations owed to Agent and/or Banks.



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

        11.14 Nonliability of Banks. Borrowers acknowledge and agree that:

                (a) Any inspections of Collateral made by or through Agent or any Bank are for purposes of administration of the Loan only and Borrowers are not entitled to rely upon the same;

                (b) By accepting or approving anything required to be observed, performed, fulfilled or given to Agent or the Banks pursuant to the Loan Documents, including any certificate, financial statement, insurance policy or other document, neither Agent nor any Bank shall be deemed to have warranted or represented the sufficiency, legality, effectiveness or legal effect of the same, or of any term, provision or condition thereof, and such acceptance or approval thereof shall not constitute a warranty or representation to anyone with respect thereto by Agent or Banks;

                (c) The relationship between Borrowers and Agent and Banks is, and shall at all times remain, solely that of borrower and lenders; neither Agent nor any Bank shall under any circumstance be construed to be partners or joint venturers of Borrowers or its Affiliates; neither Agent nor any Bank shall under any circumstance be deemed to be in a relationship of confidence or trust or a fiduciary relationship with Borrowers or their Affiliates, or to owe any fiduciary duty to Borrowers or their Affiliates; neither Agent nor any Bank shall undertake or assume any responsibility or duty to Borrowers or their Affiliates to select, review, inspect, supervise, pass judgment upon or inform Borrowers or their Affiliates of any matter in connection with their Property, any Collateral held by Agent or any Bank or the operations of Borrowers or their Affiliates; Borrowers and their Affiliates shall rely entirely upon their own judgment with respect to such matters; and any review, inspection, supervision, exercise of judgment or supply of information undertaken or assumed by Agent or Banks in connection with such matters is solely for the protection of Agent and Banks and no Borrower or any other Person is entitled to rely thereon; and

                (d) Agent and Banks shall not be responsible or liable to any Person for any loss, damage, liability or claim of any kind relating to injury or death to Persons or damage to Property caused by the actions, inaction or negligence of Borrowers and/or their Affiliates and Borrowers hereby indemnify and hold Bank harmless from any such loss, damage, liability or claim.

        11.15 No Third Parties Benefited. This Agreement is made for the purpose of defining and setting forth certain obligations, rights and duties of Borrowers and Agent and Banks in connection with the Loans, and is made for the sole protection of Borrowers and Agent and Banks, and their successors and assigns. Except as provided in Section 11.13, no other Person shall have any rights of any nature hereunder or by reason hereof.

        11.16 Further Assurances. Borrowers and their Subsidiaries shall, at their expense and without expense to Agent or any Bank, do, execute and deliver such further acts and documents as Agent or any Bank from time to time reasonably require for the assuring and confirming unto Agent and Banks of the rights hereby created or intended now or hereafter so to be, or for carrying out the intention or facilitating the performance of the terms of any Loan Document, or



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for assuring the validity, perfection, priority or enforceability of any Lien under any Loan Document.

        11.17 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and supersedes all prior agreements, written or oral, on the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control and govern; provided that the inclusion of supplemental rights or remedies in favor of Agent or Banks in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

        11.18 Governing Law. Except to the extent otherwise provided therein, each Loan Document shall be governed by, and construed and enforced in accordance with, the local Laws of California; provided that the local Laws of California shall not apply with respect to any foreclosure of real Property Collateral located outside California, and in no event shall California Code of Civil Procedure Sections 726 and/or 580a and/or 580b and/or 580d apply to any such foreclosure outside of California or to the right of Agent and Banks to obtain a deficiency judgment for all Obligations remaining due following such foreclosure.

        11.19 Severability of Provisions. Any provision in any Loan Document that is held to be inoperative, unenforceable or invalid as to any party or in any jurisdiction shall, as to that party or jurisdiction, be inoperative, unenforceable or invalid without affecting the remaining provisions or the operation, enforceability or validity of that provision as to any other party or in any other jurisdiction, and to this end the provisions of all Loan Documents are declared to be severable.

        11.20 Headings. Article and Section headings in this Agreement and the other Loan Documents are included for convenience of reference only and are not part of this Agreement or the other Loan Documents for any other purpose.

        11.21 Time of the Essence. Time is of the essence of the Loan Documents.

        11.22 Securities Representation. Each Bank hereby represents that any disposition by it of all or any part of its rights under the Loan Documents shall not violate Section 5 of the Securities Act of 1933 to the extent, if any, applicable.

        11.23 Joint Borrower Provisions. Borrowers acknowledge and agree that Borrowers shall be jointly and severally liable for all obligations arising under this Agreement, any/or Loan Documents. In furtherance thereof, Borrowers acknowledge and agree as follows:

                (a) Any advance made by Bank hereunder shall be made jointly and severally to all of the Persons comprising Borrower (for purposes of this Section, each such Person being referred to as a "Borrowing Entity"). Any payments received by any Bank likewise shall be credited to all Borrowing Entities. While it is anticipated that SCC, Inc. will make Requests for Loans or for Standby Letters of Credit, Requests for Loans or for Standby Letters of Credit may be made by any Borrowing Entity and Agent and any



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        Bank, in its discretion, is authorized to honor and rely upon any such
        Request or any instructions received from any Responsible Official of any Borrowing Entity. It is expressly agreed and understood by each Borrowing Entity that Agent and each Bank shall have no responsibility to inquire into the appointment, allocation or disposition of any Loans made to Borrowers. All Loans are to be made for the collective account of Borrowers. For the purpose of implementing the joint borrower provisions of the Loan Documents, including without limitation the giving and receiving of notices and other communications, the making of Requests for Loans or Requests for Standby Letters of Credit, the execution and delivery of certificates and the receiving and allocating of disbursements from Bank, Borrowers hereby irrevocably appoint each other as the agent and attorney-in-fact for all purposes of the Loan Documents.

                (b) It is understood and agreed that the handling of this credit facility on a joint borrowing basis as set forth in this Agreement is solely as an accommodation to Borrowers and at the request of Borrowers, and that Agent and Banks shall incur no liability to Borrowers or any Borrowing Entity as a result thereof. To induce Agent and Banks to do so, and in consideration thereof, each Borrowing Entity hereby agrees to indemnify Agent and Banks and hold Agent and Banks harmless from and against any and all liabilities, expenses, losses, damages and/or claims of damage or injury asserted against Agent and Banks by Borrowers or by any other Person arising from or incurred by reason of Agent's or any Bank's handling of the financing arrangement of Borrowers as herein provided, reliance by Agent and Banks on any requests or instructions from any Borrowing Entity, or any other action taken by Agent and Banks.

                (c) Each of Borrowers represents and warrants to Agent and Banks that the request for joint handling of the Loans was made jointly by the Borrowing Entities and that the Borrowing Entities are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Borrowing Entities as required for the continued successful operation of each of them and their integrated operations. Each Borrowing Entity expects to derive benefit, directly or indirectly, from such availability because the successful operation of each Borrower is dependent on the continued successful performance of the functions of the integrated group.

                (d) Each Borrower acknowledges that the Liens and security interests created or granted herein and by the other Loan Documents will or may secure obligations of persons or entities other than itself and, in full recognition of that fact, each Borrower consents and agrees that any action by Agent or any Bank with respect to the following shall not affect the enforceability or security hereof or of any other Loan
        Document:

                        (1) supplement, modify, amend, extend, renew,
                accelerate, or otherwise change the time for payment or the terms of the obligations of the other Borrowers or any part thereof, including any increase or decrease of the rate(s) of interest thereon;

                        (2) supplement, modify, amend or waive, or enter into or
                give any agreement, approval or consent with respect to, the obligations of the other



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                Borrowers or any part thereof or any of the Loan Documents or any additional security or guaranties, or any condition, covenant, default, remedy, right, representation or term thereof or thereunder;

                        (3) accept new or additional instruments, documents or
                agreements in exchange for or relative to any of the Loan Documents or the obligations of Borrowers or any part thereof;

                        (4) accept partial payments on the obligations of
                Borrowers;

                        (5) receive and hold additional security or guaranties
                for the obligations of Borrowers or any part thereof;

                        (6) release, reconvey, terminate, waive, abandon,
                subordinate, exchange, substitute, transfer and enforce any security or guaranties, and apply any security and direct the order or manner of sale thereof as Agent or Banks in their sole and absolute discretion may determine;

                        (7) release any person or entity or any guarantor from
                any personal liability with respect to the obligations of Borrowers or any part thereof;

                        (8) settle, release on terms satisfactory to Agent or
                Banks or by operation of applicable laws or otherwise liquidate or enforce any obligations of Borrowers and any security or guaranty therefor in any manner, consent to the transfer of any security and bid and purchase at any sale; and

                        (9) consent to the merger, change or any other
                restructuring or termination of the corporate existence of Borrowers or any other person, and correspondingly restructure the obligations of Borrowers, and any such merger, change, restructuring or termination shall not affect the liability of Borrowers or the continuing existence of any lien or security interest hereunder, under any other Loan Document to which any Borrower is a party or the enforceability hereof or thereof with respect to all or any part of the obligations of Borrowers.


                Upon the occurrence of and during the continuance of any Event of Default, Agent and Banks may enforce this Agreement and the other Loan Documents independently as to each Borrower and independently of any other remedy or security Agent or Banks at any time may have or hold in connection with the obligations of Borrowers, and it shall not be necessary for Agent or Banks to marshal assets in favor of any of Borrowers or any other person or entity or to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement and the other Loan Documents. Each of Borrowers expressly waives any right to require Agent or Banks to marshal assets in favor of any Borrower or any other person or entity or to proceed against any other person or entity or any Collateral provided by any other person, and agrees that Agent or Banks may proceed against any persons or entities and/or Collateral in such order as it shall determine in its sole and absolute discretion. Agent or Banks may file a separate action or actions against any Borrower, whether action is brought or prosecuted with respect to any other security or against any other



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        person, or whether any other person or entity is joined in any such action or actions. Each of Borrowers agrees that Agent or Banks and each of Borrowers and any other person or entity may deal with each other in connection with the obligations of Borrowers or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the security of this Agreement or the other Loan Documents. The rights of Agent and Banks hereunder and under the other Loan Documents shall be reinstated and revived, and the enforceability of this Agreement and the other Loan Documents shall continue, with respect to any amount at any time paid on account of the obligations of Borrowers which thereafter shall be required to be restored or returned by Agent and Banks upon bankruptcy, insolvency or reorganization of any Borrower or any other person, or otherwise, all as though such amount had not been paid. The enforceability of this Agreement and the other Loan Documents at all times shall remain effective even though the obligations of Borrowers, including any part thereof or any other security or guaranty therefor, may be or hereafter may become invalid or otherwise unenforceable as against any of Borrowers or any other person or entity and whether or not any of Borrowers or any other person or entity shall have any personal liability with respect thereto. Each of Borrowers expressly waives any and all defenses now or hereafter arising or asserted by reason of (a) any disability or other defense of any of the other Borrowers or any other person or entity with respect to the obligations of Borrowers, (b) the unenforceability or invalidity of any security or guaranty for the obligations of Borrowers or the lack of perfection or continuing perfection or failure of priority of any security for the obligations of Borrowers, (c) the cessation for any cause whatsoever of the liability of any other Borrower or any other person or entity (other than by reason of the full payment and performance of all obligations of Borrowers), (d) any failure of Agent or any Bank to marshal assets in favor of any of Borrowers or any other person, (e) any failure of Agent or any Bank to give notice of sale or other disposition to any of the other Borrowers or any other person or entity or any defect in any notice that may be given in connection with any sale or disposition, (f) any failure of Agent or any Bank to comply in any non-material respect with applicable laws in connection with the sale or other disposition of any Collateral or other security for any obligation of Borrowers, (g) any act or omission of Agent or any Bank or others that directly or indirectly results in or aids the discharge or release of any Borrower or any other person or entity or the obligations of Borrowers or any other security or guaranty therefor by operation of law or otherwise,
        (h) any law which provides that the obligation of a surety or guarantor must neither be larger in amount nor in other respects more burdensome than that of the principal or which reduces a surety's or guarantor's obligation in proportion to the principal obligation, (i) any failure of Agent or any Bank to file or enforce a claim in any bankruptcy or other proceeding with respect to any person, (j) the election by Agent or any Bank, in any bankruptcy proceeding of any person, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (k) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (l) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (m) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any person, (n) the avoidance of any lien or security interest in favor of Agent or any Bank for any reason, or (o) any bankruptcy, insolvency, reorganization,



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        arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person, including any discharge of, or bar or stay against collecting, all or any of the obligations of Borrowers (or any interest thereon) in or as a result of any such proceeding.

                (e) Each of Borrowers represents and warrants to Agent and Banks that such Borrower has established adequate means of obtaining from the other Borrowers, on a continuing basis, financial and other information pertaining to the businesses, operations and condition (financial and otherwise) of the other Borrowers and their respective properties, and each of Borrowers now is and hereafter will be completely familiar with the businesses, operations and condition (financial and otherwise) of the other Borrowers and their respective properties. Each of Borrowers hereby expressly waives and relinquishes any duty on the part of Agent or any Bank to disclose to such Borrower any matter, fact or thing related to the businesses, operations or condition (financial or otherwise) of any other Borrower or such other Borrower's properties, whether now known or hereafter known by Agent or any Bank during the life of this Agreement. With respect to any of the obligations of Borrowers, Agent and Banks need not inquire into the powers of any of the Borrowers or the officers or employees acting or purporting to act on its behalf.

                (f) Notwithstanding anything to the contrary elsewhere contained herein or in any other Loan Document to which any Borrower is a party, each of the Borrowers hereby waives with respect to each other Borrower and its respective successors and assigns (including any surety) and any other party any and all rights at law or in equity, to subrogation, to reimbursement, to exoneration, to contribution, to setoff or to any other rights that could accrue to a surety against a principal, to a guarantor against a maker or obligor, to an accommodation party against the party accommodated, or to a holder or transferee against a maker and which each of Borrowers may have or hereafter acquire against any other Borrower or any other party in connection with or as a result of any Borrower's execution, delivery and/or performance of this Agreement or any other Loan Document to which any such Borrower is a party until the obligations hereunder are paid in full. Each of the Borrowers agrees that it shall not have or assert any such rights against any other Borrower or any such Borrower's successors and assigns or any other person or entity (including any surety), either directly or as an attempted setoff to any action commenced against such Borrower by the other such Borrower (as borrower or in any other capacity) or any other person until the obligations hereunder are paid in full. Each of Borrowers hereby acknowledges and agrees that this waiver is intended to benefit Agent and Banks and shall not limit or otherwise affect any of Borrowers' liability hereunder, under any other Loan Document to which any Borrower is a party, or the enforceability hereof or thereof.

                (g) Each of Borrowers warrants and agrees that each of the waivers and consents set forth herein is made with full knowledge of its significance and consequences, with the understanding that events giving rise to any defense waived may diminish, destroy or otherwise adversely affect rights which each of Borrowers otherwise may have against the other Borrowers, Agent or any Bank, or others, or against any Collateral. If any of the waivers or consents herein are determined to be contrary to any



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

        applicable law or public policy, such waivers and consents shall be effective to the maximum extent permitted by law.

                (h) Anything contained in this Agreement to the contrary notwithstanding, the obligations of each Borrower hereunder shall be limited to a maximum aggregate amount equal to the greatest amount that would not render that Borrower's obligations hereunder subject to avoidance as a fraudulent transfer or conveyance under Section 548 of Title 11 of the United States Code or any provisions of applicable state law (collectively, the "Fraudulent Transfer Laws"), in each case after giving effect to all other liabilities of that Borrower, contingent or otherwise, that are relevant under the Fraudulent Transfer Laws (specifically excluding, however, any liabilities of that Borrower under any unsecured indebtedness or indebtedness which is otherwise subordinated in right of payment to the obligations arising hereunder, if such indebtedness arises under an agreement which contains a limitation as to maximum amount similar to that set forth in this paragraph and such agreement also provides that the liability of that Borrower under this Agreement is included in the liabilities taken into account in determining the maximum amount of the obligations of such Borrower under such other agreement) and after giving effect as assets to the value (as determined under the applicable provisions of the Fraudulent Transfer Laws) of any rights to subrogation, contribution, reimbursement, indemnity or similar rights of that Borrower pursuant to
        (i) applicable law or (ii) any agreement providing for an equitable allocation by that Borrower of obligations arising under guaranties by that Borrower.

        11.24 Waiver of Jury Trial. The parties to this Agreement acknowledge that jury trials often entail additional expenses and delays not occasioned by nonjury trials. The parties to this Agreement further agree and stipulate that a fair trial may be had before a state or federal judge by means of a bench trial without a jury. In view of the foregoing, and as a specifically negotiated provision of this Agreement, each party to this Agreement hereby expressly waives any right to trial by jury of any claim, demand, action or cause of action (1) arising under this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or (2) in any way connected with or related or incidental to the dealings of the parties hereto or any of them with respect to this Agreement or any other instrument, document or agreement executed or delivered in connection herewith, or the transactions related hereto or thereto, in each case whether now existing or hereafter arising, and whether sounding in contract or tort or otherwise; and each party hereby agrees and consents that any such claim, demand, action or cause of action shall be decided by court trial without a jury, and that any party to this Agreement may file an original counterpart or a copy of this section with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.



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

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.


BORROWERS:



THE SPORTS CLUB COMPANY, INC.               THE SPECTRUM CLUB COMPANY,

a Delaware corporation                      INC., a California corporation



By: /s/ Timothy O'Brien                     By: /s/ Timothy O'Brien
   -------------------------------              --------------------------------
   Timothy O'Brien                             Timothy O'Brien
   Its: Chief Financial Officer                Its: Chief  Financial Officer



PONTIUS REALTY, INC.                        LA/IRVINE SPORTS CLUBS, LTD.,
a California corporation                    a California corporation


                                            By: Sports Club, Inc. of California,
                                                general partner

By: /s/ Timothy O'Brien
    ------------------------------
    Timothy O'Brien
    Its:   Chief Financial Officer

                                            BY: /s/ Timothy O'Brien
                                                --------------------------------
                                                Timothy O'Brien
                                                Its: Chief Financial Officer



SPORTS CLUB, INC. OF CALIFORNIA,            TALLA NEW YORK, INC.,
a California corporation                    a New York corporation



By: /s/ Timothy O'Brien                     By: /s/ Timothy O'Brien
   -------------------------------              --------------------------------
   Timothy O'Brien                              Timothy O'Brien
   Its: Chief Financial Officer                 Its: Chief  Financial Officer



TVE, INC.,                                  SPECTRUM CLUB ANAHEIM,
a California corporation                    a California corporation



By: /s/ Timothy O'Brien                     By : /s/ Timothy O'Brien
   -------------------------------              --------------------------------
   Timothy O'Brien                              Timothy O'Brien
   Its: Chief Financial Officer                 Its: Chief Financial Officer

IRVINE SPORTS CLUB, INC.,                   GREEN VALLEY SPECTRUM CLUB, INC.
a California corporation                    a Nevada corporation



By: /s/ Timothy O'Brien                     By: /s/ Timothy O'Brien
   -------------------------------              --------------------------------
   Timothy O'Brien                              Timothy O'Brien
   Chief Financial Officer                      Chief Financial Officer

THE SPORTSMED COMPANY, INC.,
a California corporation


By:      /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer


CANOGA AGOURA SPECTRUM CLUB,
INC., a California corporation


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer


SCC SPORTS CLUB, INC.,
a Texas corporation


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer


SPECTRUM LIQUIDATING CORPORATION,
a California corporation,


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer

HFA SERVICES, INC.
a California corporation,


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer


NY Sports Club, Inc.
a Delaware corporation,


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer


SF SPORTS CLUB, INC.,
a Delaware corporation,


By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer




WASHINGTON D.C. SPORTS CLUB, INC.,
a Delaware corporation,

By: /s/ Timothy O'Brien
   -------------------------------
   Timothy O'Brien
   Chief Financial Officer




                             Borrowers' Address
                             c/o The Sports Club Company, Inc.
                             11100 Santa Monica Boulevard
                             Suite 300
                             Los Angeles, California  90025
                             Telephone:     (310) 479-5200
                             Facsimile:     (310) 479-5740



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

AGENT:


COMERICA BANK-CALIFORNIA,
a California banking corporation


By: /s/ Joseph Yurosek
   --------------------------------
   Joseph Yurosek
   Vice President


Address:
Comerica Bank-California
301 E. Ocean Boulevard, Suite 1800
Long Beach, California  90802
Attn:  Joseph Yurosek, Vice President
Telecopier:  (562) 595-8251
Telephone:  (562) 590-2530
BANKS:

COMERICA BANK-CALIFORNIA,
a California banking corporation


By: /s/ Joseph Yurosek
   --------------------------------
   Joseph Yurosek
   Vice President



Address:
Comerica Bank-California
301 E. Ocean Boulevard, Suite 1800
Long Beach, California  90802
Attn: Joseph Yurosek, Vice President
Telecopier: (562) 595-8251
Telephone: (562) 590-2530



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